UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

(Amendment No. 1)

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

THOMASVILLE BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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THOMASVILLE BANCSHARES, INC.

301 North Broad Street

Thomasville, Georgia 31792

[                ,     ], 2008

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Thomasville Bancshares, Inc. to be held at [        ] [        ].m., local time, on [                ,     ], 2008, at 301 North Broad Street, Thomasville, Georgia 31792. At this important meeting, you will be asked to consider the following matters:

1. Creation of a New Class of Capital Stock. To amend our articles of incorporation to authorize the issuance of a new class of preferred stock, designated as Series A Preferred Stock.

2. Reclassification of Stock. To amend our articles of incorporation to reclassify common stock held by holders of record of 1,499 or fewer shares of common stock into Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Adjournment. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

4. Other Business. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

In connection with the proposals to amend our articles of incorporation and to reclassify our common stock, shares of our existing common stock (the amendments to our articles of incorporation collectively referred to as the “Amendments” or individually as an “Amendment”), held by record shareholders who own 1,499 shares or less will be reclassified into shares of Series A Preferred Stock (the “Reclassification”). For these shareholders, the Reclassification will be made on the basis of one share of Series A Preferred Stock for each share of common stock held. All other shares of common stock will remain outstanding and be unaffected by the Reclassification. No cash will be paid to shareholders as consideration for their shares – only shares of Series A Preferred Stock will be issued. The purpose of the Amendments and the Reclassification is to discontinue the registration of our common stock under the Exchange Act and to no longer be a public company.

If approved at the special meeting, the Reclassification will affect you as follows:

If, on record date, you are a shareholder with	Effect
1,500 or more shares of common stock	You will continue to hold the same number of shares of common stock.

1,499 or fewer shares of common stock	You will no longer hold shares of common stock. Instead, you will hold a number of shares of Series A Preferred Stock equal to the same number of shares of common stock that you held immediately before the reclassification.

Generally, the Series A Preferred Stock will lose voting rights on any matter other than a sale, merger, share exchange or other change in control of the company; have a dividend and liquidation preference to our common stock; and contains a right of first refusal in favor of the company, which will give the company an option to purchase shares of Series A Preferred Stock that become subject to a proposed sale or transfer to a third party. All of these features are described in more detail in the enclosed proxy statement.

The primary effect of the Reclassification will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, suspend our public reporting obligations under the Exchange Act, and will no longer be considered a public company. This transaction is known as a Rule 13e-3 going private transaction under the Exchange Act.

Our principal reasons for effecting the Reclassification are the estimated net savings of approximately $234,000 per year which we expect to experience as a result of deregistering our common stock under the Exchange Act. We believe that while our shareholders will lose the benefits of holding registered stock, such as a reduction in the amount of publicly available information about the company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, these benefits are outweighed by the costs relating to the registration of our common stock. These costs and benefits are described in more detail in the enclosed proxy statement.

Dissenters’ rights are being made available to you under Georgia law if you do not vote in favor of one or both of the two proposed amendments, and elect to dissent. If you comply with the statutory requirements to perfect your dissenters’ rights, you will be entitled to receive the “fair value” of your shares. A copy of Article 13 of the Georgia Business Corporation Code is attached as an exhibit to the enclosed proxy statement. You must strictly comply with the above requirements in order to exercise your dissenters’ rights. Please read “- Dissenters’ Rights” beginning on page [    ] of the enclosed proxy statement in its entirety for complete disclosure on your dissenters’ rights. We have not yet determined the amount of cash we will offer our shareholders who exercise their dissenters rights. We plan to rely on independent third parties to determine the “fair value” of our shares.

The board of directors has established [                    ,     ], 2008, as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the matters presented at the meeting.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy.

We are proposing the Amendments and Reclassification because our board of directors has concluded, after careful consideration, that the direct and indirect costs associated with being a reporting company with the Securities and Exchange Commission outweigh the advantages. The board of directors has determined that the Reclassification is fair to our shareholders, including our unaffiliated shareholders, and has voted in favor of the approval of each proposed Amendment contained in the articles of amendment. OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” BOTH OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION. NEITHER OF THE PROPOSED AMENDMENTS WILL BE ADOPTED UNLESS BOTH ARE APPROVED.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of our company.

Sincerely,

/s/ Stephen H. Cheney
Stephen H. Cheney
President and Chief Executive Officer

THOMASVILLE BANCSHARES, INC.

301 North Broad Street

Thomasville, Georgia 31792

(229) 226-3300

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [                    ], 2008

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Thomasville Bancshares, Inc. will be held at [        ] [        ].m., local time, on [                ,     ], 2008, at 301 North Broad Street, Thomasville, Georgia 31792, for the following purposes:

1.	Creation of a New Class of Capital Stock. To amend our articles of incorporation to authorize the issuance of a new class of preferred stock, designated as Series A Preferred Stock.

2.	Reclassification of Stock. To amend our articles of incorporation to reclassify common stock held by holders of record of 1,499 or fewer shares of common stock into Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

3.	Adjournment. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

4.	Other Business. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting. The board of directors is not aware of any other business to be considered at the special meeting

Each amendment to our articles of incorporation will be voted on separately at the special meeting; however the effectiveness of the each is conditioned upon the passage of both, and neither proposal will be effective without the passage of both. The board of directors has established [                ,     ], 2008, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the special meeting and any adjournments of the meeting.

Dissenters’ rights are being made available to you under Georgia law if you do not vote in favor of one or both of the two proposed amendments, and elect to dissent. If you comply with the statutory requirements to perfect your dissenters’ rights, you will be entitled to receive the “fair value” of your shares. A copy of Article 13 of the Georgia Business Corporation Code is attached as an exhibit to the enclosed proxy statement. You must strictly comply with the above requirements in order to exercise your dissenters’ rights. Please read “- Dissenters’ Rights” beginning on page [    ] of the proxy statement in its entirety for complete disclosure on your dissenters’ rights. We have not yet determined the amount of cash we will offer our shareholders who exercise their dissenters rights. We plan to rely on independent third parties to determine the “fair value” of our shares.

A form of proxy is enclosed to enable you to vote your shares at the meeting. Your vote is very important. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A self-addressed return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ Stephen H. Cheney
Stephen H. Cheney
President and Chief Executive Officer

Thomasville, Georgia

[                    ], 2008

THOMASVILLE BANCSHARES, INC.

PRELIMINARY PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on [                    ,     ], 2008

The board of directors of Thomasville Bancshares, Inc. is furnishing this proxy statement in connection with its solicitation of proxies for use at a special meeting of shareholders. At the meeting, shareholders will be asked to vote on two proposed amendments to our articles of incorporation that (i) create a new class of preferred stock, and (ii) reclassify certain shares of our common stock into Series A Preferred Stock (the amendments to our articles of incorporation collectively referred to as the “Amendments” or individually as an “Amendment”). Unless both Amendments are approved by our shareholders, neither of the Amendments will be effected. Consequently, we are referring to the transaction that will be effected by the implementation of both Amendments as the “Reclassification.”

The Reclassification is designed to reduce the number of our common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend our public reporting obligations under the Exchange Act. The board has determined that it is in the best interests of the company and our shareholders to effect the Reclassification because we will realize significant cost savings as a result of the suspension of our reporting obligations under the Exchange Act. The board believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration to our shareholders.

No cash will be paid to shareholders as consideration for their shares - only shares of Series A Preferred Stock will be issued. All other shares of our common stock will remain outstanding. Generally, the Series A Preferred Stock will lose voting rights, on any matter other than a sale, merger, share exchange or other change in control of the company; have a dividend and liquidation preference to our common stock; and contains a right of first refusal in favor of the company, which will give the company an option to purchase shares of Series A Preferred Stock that become subject to a proposed sale or transfer to a third party.

This proxy statement provides you with detailed information about the proposed Reclassification. We encourage you to read this entire document carefully.

The board of directors has determined that the Reclassification is fair to our shareholders, including our unaffiliated shareholders who will retain common shares and our unaffiliated shareholders who will receive Series A Preferred Stock. Our board has approved the articles of amendment which include both of the proposed Amendments. The Reclassification cannot be completed, however, unless both of the proposed Amendments are approved by the holders of a majority of the votes entitled to be cast on the proposed Amendments. Our current directors and executive officers own approximately 24.57% of our outstanding shares, and if they exercise all of their vested options, they would own approximately 25.16% of our outstanding shares. Our directors and executive officers have indicated that they intend to vote their shares in favor of both of the proposed Amendments.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved any of the proposed Amendments, the Reclassification or the transactions contemplated thereby or has determined if this proxy statement is truthful or complete. The SEC has not passed upon the fairness or merits of the proposed Amendments, Reclassification or the transactions contemplated thereby, nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

The date of this proxy statement is [                ,     ], 2008. We first mailed this proxy statement to our shareholders on or about [                ,     ], 2008.

QUESTIONS AND ANSWERS ABOUT AND SUMMARY TERMS OF THE RECLASSIFICATION AND THE SPECIAL MEETING

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our special meeting of shareholders.

This proxy statement includes all of the information that is required and necessary in order for you to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We first sent this proxy statement, notice of the special meeting and the enclosed proxy card on or about [                    ], 2008 to all shareholders entitled to vote. The record date for those entitled to vote is [                    ], 2008. On that date, there were [            ] shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:	What is the time and place of the special meeting?

A:	The special meeting will be held at [ ] [ ].m. local time, on [ ], 2008 at 301 North Broad Street, Thomasville, Georgia 31792.

Q:	Who may be present at the special meeting and who may vote?

A:	All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of [ ], 2008 may cast their votes in person or by proxy at the special meeting.

Q:	What items will be voted upon at the special meeting?

A:	Our shareholders will be voting upon the following matters:

1.	Creation of a New Class of Capital Stock. To amend our articles of incorporation to authorize the issuance of a new class of preferred stock, designated as Series A Preferred Stock.

2.	Reclassification of Stock. To amend our articles of incorporation to reclassify certain of our shares of existing common stock into Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Exchange Act.

3.	Adjournment. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

4.	Other Business. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

Q:	Will I have appraisal or dissenters’ rights in connection with the Reclassification?

A:	Yes. The board of directors has resolved to grant statutory dissenters’ rights under the provisions of Georgia law. You will have the right to demand the appraised value of your shares if we complete the Reclassification, you do not vote in favor of one or both of the proposed Amendments and you comply with all procedural requirements of Georgia law, the relevant sections of which are attached to this proxy statement as Appendix B. Failure to precisely follow these requirements will result in the loss of your dissenters’ rights.

In order to receive cash through the exercise of your dissenters’ rights, you must not vote in favor of one or both Amendments. A vote in favor of both of the Amendments will constitute a waiver of your dissenters’ rights. Additionally, voting against one or both of the Amendments, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the special meeting, will not perfect your dissenters’ rights. Your rights are described in more detail under “- Dissenters’ Rights” beginning on page [    ].

Q:	What specific procedures must shareholders follow in order to perfect their dissenters’ rights?

A:	In order to exercise your dissenters’ rights and receive the fair value of your shares in cash:

•	You must not vote in favor of one or both of the two proposed Amendments. A vote in favor of one or both Amendments will constitute a waiver of your dissenters’ rights.

•

Before the vote is taken, you must deliver a written notice to us of your intent to demand payment for your shares if the Reclassification is effected; your written notice must be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Stephen H. Cheney, 301 North Broad Street, Thomasville, Georgia 31792.

•

If you satisfy the requirements listed above, no later than 10 days after the Reclassification, we will send you a dissenters’ notice, which will include directions about where to send a payment demand, and where and when the certificates for your shares must be deposited; the dissenters’ notice we send to you will also set a date by which we must receive your payment demand, which date may not be fewer than 30 nor more than 60 days after the date we deliver the dissenters’ notice to you.

You must send your payment demand to us, and deposit your share certificates in accordance with the terms of the dissenters’ notice before the date specified in the dissenters’ notice.

Within 10 days of the later of the date the Reclassification is effected or receipt of your payment demand if made within the prescribed time period and you have complied with the above requirements, we will provide you with a notice offering to pay you the amount we estimate to be the fair value of your shares, plus accrued interest. This offer of payment will be accompanied by:

•

our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	a statement of our estimate of the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenters’ right to demand payment under Georgia Business Corporation Code Section 14-2-1327; and

•	a copy of Article 13 of the Georgia Business Corporation Code.

If you should choose to accept our offer to purchase your shares at the fair value price contained in our offer, you should send us written notice of your acceptance within 30 days of our offer and we will pay you the amount stated in our offer within 60 days of making of the offer or the date the Reclassification is effected, whichever is later. Should you fail to respond to our offer within 30 days of our offer, it will be deemed that you have accepted our offer in which case we will pay you the amount stated in our offer within 60 days of making of the offer or the date the Reclassification is effected, whichever is later. Should you not choose to accept our offer, you may notify us in writing of your own estimate of the fair value of your shares and amount of interest due and demand payment of your estimate of the fair value of your shares and interest due, if: (i) you believe that the amount we offered is less than the fair value of your shares or that the interest due is incorrectly calculated; or (ii) we, having failed to effectuate the Reclassification, do not return your deposited share certificates within 60 days after the date set for demanding payment. You will waive your right to demand payment under Georgia Business Corporation Code Section 14-2-1327 and be deemed to have accepted our offer unless you notify us of your demand in writing within 30 days after our offer of payment for your shares.

If you make a demand for payment which remains unsettled, we will commence a proceeding within 60 days after receiving such payment demand and petition a court of competent jurisdiction to determine the fair value of your shares and accrued interest. If we do not commence the proceeding within the 60 day period, we must pay you the amount you demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding which will have the effect of an action quasi in rem against their shares. We will serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of Georgia in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law. Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of the dissenters’ shares, plus accrued interest to the date of judgment.

If we do not effectuate the Reclassification within 60 days after the date set for demanding payment and depositing share certificates, we will return your deposited certificates to you.

Q:	Have you determined the “fair value” of the common stock?

A:	Estimates of fair value were prepared for us by two independent third parties in connection with our consideration of alternatives to the Reclassification. However, in the event that shareholders exercise dissenters’ rights, one of the independent third parties will render a new appraisal of the fair value of our common stock as of the effective date of the Reclassification.

Q:	How do I vote by proxy?

A:	If you sign, date and return your proxy card before the special meeting, we will vote your shares as you direct. For the Amendments to our articles of incorporation to effect the Reclassification, you may vote “for,” “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the Amendments to our articles of incorporation.

The board of directors knows of no other business to be presented at the special meeting. If any matters other than those set forth above are properly brought before the special meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Q:	How do I change or revoke my proxy?

A:	You can change or revoke your proxy at any time before it is voted at the special meeting by:

1.	submitting another proxy with a more recent date than that of the proxy first given; or

2.	attending the special meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or

3.	sending written notice of revocation to our president and chief executive officer, Stephen H. Cheney, at Thomasville Bancshares, Inc., 301 North Broad Street, Thomasville, Georgia 31792.

Q	If I return my proxy, can I still attend the special meeting?

A:	You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope, so that your shares will be represented at the special meeting. However, returning a proxy does not affect your right to attend the special meeting and vote your shares in person.

Q:	How many votes are required?

A:	If a quorum is present at the special meeting, approval of the Amendments to our articles of incorporation will require the affirmative vote of a majority of our outstanding common stock, or at least 1,484,467 shares, while the proposal regarding the potential adjournment of the special meeting must receive more affirmative votes than negative votes in order to be approved. If you do not vote your shares, either in person or by proxy, it has the same effect as if you voted against the proposal to approve the Amendments, but will not affect the adjournment proposal. Because approval of the Amendments require a majority of shares of outstanding common stock, abstentions will have the same effect as a “NO” vote. In addition, if a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such broker non-votes will also have the same effect as a “NO” vote for each of the Amendments.

Q:	What constitutes a “quorum” for the meeting?

A:	A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. Therefore, we need 1,484,467 shares of our common stock, present or represented by proxy, to have a quorum. A quorum is necessary to conduct business at the special meeting. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum.

Q:	What is the proposed Reclassification?

A:	We are proposing two Amendments to our articles of incorporation, which, if approved and adopted, will constitute the Reclassification. First, we are proposing that our shareholders approve an amendment to our articles of incorporation to create a new class of preferred stock which will be designated as Series A Preferred Stock. Second, we are proposing an Amendment to reclassify shares of common stock held by holders of record of fewer than 1,500 shares of common stock or less into shares of Series A Preferred Stock on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders.

Neither Amendment will be implemented unless both of the Amendments are approved. Thus, for purposes of this proxy statement, when we refer to the term “Reclassification,” we are referring to both (i) the creation of the new class of preferred stock, and (ii) the reclassification of certain shares of our common stock.

Q:	What is the purpose of the proposed Reclassification?

A:

The purpose of the Reclassification is to allow us to suspend our SEC-reporting obligations (referred to as “going private”) by reducing the number of our record shareholders of common stock to less than 300 and by having under 500 record shareholders of our Series A Preferred Stock. This will allow us to terminate our registration under the Exchange Act, suspend our reporting obligations under the Exchange Act, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q:	What will be the effects of the Reclassification?

A:	The Reclassification is a “going private transaction”, meaning it will allow us to deregister with the SEC and to suspend our reporting obligations under federal securities laws. As a result of the Reclassification, among other things:

•	the number of our record shareholders holding shares of common stock will be reduced from approximately 658 to approximately 192;

•	the number of outstanding shares of our common stock will decrease by approximately 8%, from 2,968,931 shares to approximately 2,742,931 shares;

•

the number of authorized shares of Series A Preferred Stock will increase from zero shares to 2,000,000 shares, of which approximately 226,000 shares will be outstanding and held by approximately 466 shareholders of record;

•

because of the reduction of our total number of record shareholders of common stock to less than 300 and because the total number of record shareholders of the Series A Preferred Stock will be less than 500, we will be allowed to suspend our reporting obligations with the SEC; and

•

all of our shareholders, including those shareholders receiving shares of Series A Preferred Stock, will continue to have an equity interest in the company and therefore will still be entitled to participate in any future value received as a result of a sale of the company, if any;

•

all of our shareholders, both affiliated and unaffiliated, who continue to own common stock will have relatively increased voting control over the company because the number of outstanding shares of common stock will be reduced;

•

all of our shareholders, both affiliated and unaffiliated, who receive Series A Preferred Stock will lose their voting rights (except on any merger, share exchange, sale of substantially all of our assets, voluntary dissolution or otherwise as required by law), but will have a dividend preference such that no dividend will be awarded to the common shareholders which is not also awarded to the shareholders receiving Series A Preferred Stock. Because all of our affiliates own more than 1,499 shares of common stock, we do not anticipate that any affiliate will receive Series A Preferred Stock.

For a further description of how the Reclassification will affect you, please see “- Effects of the Reclassification” beginning on page [    ].

Q:	What does it mean for the company and our shareholders that the company will no longer be a public company and subject to federal securities laws reporting obligations?

A:

We will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will greatly reduce the amount of information that is publicly available about the company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirements for an audited report on our internal controls and for our principal executive and financial officer to certify as to the accuracy of our disclosures, and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. We do, however, intend to send shareholders a copy of our audited financial statements together with our annual proxy statement. Additionally, beginning 90 days after the effective date of the Reclassification, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available. Because our stock has not historically been publicly traded on an exchange, we believe that the liquidity of the stock you hold in the company will not be significantly reduced. All of our stock may continue to be traded in privately negotiated transactions.

Q:	Will the company be subject to regulatory controls if it is no longer subject to SEC reporting obligations?

A:	Although our obligations to report under the federal securities laws will be suspended, we will nevertheless remain subject to a variety of internal and external regulatory controls. In addition to our on-going internal audit controls and procedures, we will continue to be subject to an external audit by our independent accountants, as well as to regulatory controls and review by the Federal Reserve Bank, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency.

Q:	Why are you proposing the Reclassification?

A:	Our reasons for the Reclassification are based on:

•	the administrative burden and cash expense of making our periodic filings with the SEC;

•	increasing costs of compliance with the SEC reporting obligations as a result of the Sarbanes-Oxley Act;

•

the Reclassification allowing us to suspend our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Series A Preferred Stock to retain an equity interest at the same value per share as holders of common stock in the event of any sale of the company;

•	the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•

the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the company, and would not be forced out by means of a cash reverse stock split or similar transaction; and

•	the estimated expense of a going private transaction relative to the anticipated cost savings from the Reclassification.

We considered that some of our shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. See “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ].

Based on a careful review of the facts and circumstances relating to the Reclassification, each member of our board of directors believes that the terms and provisions of the Reclassification are substantively and procedurally fair to our shareholders as a whole, as well as each group of our unaffiliated shareholders, which includes our unaffiliated shareholders who will retain their shares of common stock, as well as our unaffiliated shareholders who will receive shares of our Series A Preferred Stock. Our board of directors unanimously approved the Reclassification.

In the course of determining that the Reclassification is fair to, and is in the best interests of, our shareholders, including both shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series A Preferred Stock, our board of directors considered a number of positive and negative factors affecting these groups of shareholders. To review the reasons for the Reclassification in greater detail, please see “— Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ].

Q:	What is the recommendation of our board of directors regarding the proposal?

A:	Our board of directors has determined that the Reclassification is in the best interests of our shareholders. Our board of directors has unanimously approved the Reclassification and recommends that you vote “FOR” approval of both Amendments at the special meeting. All of the members of our board of directors, intend to vote in favor of both Amendments. Each member of our board of directors are affiliates of the company and are deemed to be “filing persons” for purposes of this proxy statement. Each filing person believes that the Reclassification is substantively fair and procedurally fair, and therefore, in the best interest of our unaffiliated shareholders.

Q:	Do your directors and officers have different interests in the Reclassification?

A:	Possibly. You should be aware that our directors, including those who are not our executive officers, have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest.

We expect that all of our directors and executive officers will own more than 1,499 shares of common stock at the effective time of the Reclassification, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a larger relative percentage of the common stock on a post-transaction basis, which will continue to have exclusive voting control over the company as compared to the holders of Series A Preferred Stock who will only be entitled to vote upon any merger, share exchange, sale of substantially all of the assets or liquidation of the company and upon those matters required by law. As of the record date, our directors and executive officers collectively beneficially held [            ] shares or [    ]% of our outstanding common stock, and [            ] shares (including exercisable stock options) or [    ]% of our common stock inclusive of the exercisable options. Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares of common stock as described above, the directors and executive officers will beneficially hold [    ]% of our outstanding common stock (including exercisable stock options). This represents a potential conflict of interest because our directors approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, our board of directors believes the proposed Reclassification is fair to all shareholders, including our unaffiliated shareholders who will retain common stock and our unaffiliated shareholders who will receive Series A Preferred Stock, for the reasons discussed in this proxy statement.

Q:	Has the company obtained any reports, opinions or appraisals from an outside party relating to the fairness of the consideration being offered to the shareholders?

A:	Neither the board of directors nor the officers have received or solicited any reports, opinions or appraisals from any outside party relating to the fairness of the consideration being received by our shareholders in connection with the Reclassification. Moreover, we did not consider the liquidation value of our assets, the current or historical market price of our shares, our net book value, or going concerned value to be material since our shareholders are not being “cashed out” in connection with the Reclassification and the shares of the Series A Preferred Stock afford the holders of those shares to participate equally with the holders of the common stock in any subsequent sale of the company.

Q:	What will I receive in the Reclassification?

A:	If approved at the special meeting, the transaction will affect you as follows:

If, on record date, you are a shareholder with	Effect
1,500 or more shares of common stock	You will continue to hold the same number of shares of common stock.

1,499 or fewer shares of common stock	You will no longer hold shares of common stock. Instead, you will hold a number of shares of Series A Preferred Stock equal to the same number of shares of common stock that you held immediately before the Reclassification.

Q:	What are the terms of the Series A Preferred Stock?

A:	The following table sets forth the principal differences between our common stock before and after the Reclassification and the Series A Preferred Stock:

	Common Stock (Prior to Reclassification)	Common Stock (Post Reclassification)	Series A Preferred Stock
Voting Rights	Entitled to vote on all matters for which shareholder approval is required under Georgia law	Entitled to vote on all matters for which shareholder approval is required under Georgia law	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law

Dividends	When and if declared by our board of directors	When and if declared by our board of directors	Entitled to receive dividends in an amount equal to that declared to be paid to our common shareholders prior to the receipt of dividends by the holders of common stock

Liquidation Rights	As only class outstanding, entitled to distribution of all assets	No liquidation preference in the distribution of assets	Entitled to a preference in the distribution of assets equal to the greater of book value per share or the amount per share paid to holders of common stock

Conversion Rights	Not applicable	Not applicable	Automatically converted into common stock on a one-for-one basis upon a change in control

Preemptive Rights	None	None	None

Anti-Dilution Rights			Appropriate adjustments in the number and relative terms will be made if the outstanding shares of common stock are increased or decreased or otherwise adjusted by reason of a reclassification, stock split, stock dividend or similar transaction.

Right of First Refusal	None	None	The company will have the right to repurchase Series A Preferred Stock that becomes subject to a proposed sale or transfer to a third party

Q:	Why was 1,499 shares selected as the “cutoff” for determining which shareholders will receive Series A Preferred Stock and which shareholders will remain as common stock shareholders?

A:	The purpose of the Reclassification is to reduce the number of our record shareholders of our common stock to fewer than 300 and to have under 500 record shareholders of our Series A Preferred Stock, which will allow us to de-register as an SEC-reporting company. Our board selected 1,499 shares as the “cutoff’ number in order to enhance the probability that after the Reclassification, if approved, we will have fewer than 300 record shareholders of our common stock and fewer than 500 record shareholders of our Series A Preferred Stock.

Q:	May I acquire additional shares in order to remain a holder of common stock?

A:	Yes. The key date for acquiring additional shares is the date of our special meeting. So long as you are able to acquire a sufficient number of shares so that you are the record owner of 1,500 or more shares by that date, you will retain your shares of common stock after the Reclassification. Due to the limited market for our common stock, however, it may be difficult for you to acquire the requisite number of shares of our common stock to avoid reclassification.

Q:	Who is a “holder” of stock for purposes of determining how I may be affected by the Reclassification?

A:	Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates (i) individually, (ii) as a joint tenant with someone else, (iii) as trustee or custodian, and (iv) in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.

As a result, a single shareholder with 1,500 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares depending on the number of shares held in each of those accounts. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership, or acquire additional shares prior to the effective date of the Reclassification. Additionally, a shareholder who holds 1,499 shares or less of common stock in street name may be unaffected by the Reclassification if the broker holds an aggregate of 1,500 or more shares.

Q:	What does it mean if my shares are held in “street name”?

A:	If you have transferred your shares of common stock into a brokerage or custodial account, you are no longer shown on our shareholder records as a record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee. This method of ownership of stock is commonly referred to as being held in “street name.”

Q:	What if I hold my shares in “street name”?

A:

The Reclassification is being effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder will be receiving shares of Series A Preferred Stock. It is important that you understand how shares that are held by you in “street name” will be treated for purposes of the Reclassification described in this proxy statement. If that single nominee is the record shareholder for 1,500 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the Reclassification. Because the Reclassification only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 1,500 shares. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of this transaction, even if the number of shares they beneficially own is less than 1,500.

If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will be receiving shares of Series A Preferred Stock in the Reclassification until it is completed.

Q:	When is the Reclassification expected to be completed?

A:	If the proposed Reclassification is approved at the special meeting, we expect to complete such Reclassification as soon as practicable following the special meeting. Although Georgia law allows our board of directors to abandon the Reclassification after shareholder approval but prior to filing the Amendments to our articles of incorporation with the Georgia Secretary of State, we have no plans to do so unless there are excessive numbers of shares exercising dissenters’ rights or the effect of the Reclassification would not result in the anticipated number of shareholders for each class that would permit deregistration without a substantial risk of being later required to reregister.

Q:	What if the proposed Reclassification is not completed?

A:	If the Reclassification is not completed, whether due to a failure to be approved by our shareholders or a decision by our board of directors to abandon, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:	What will happen if, through negotiated trades, the company gains additional security holders requiring SEC registration?

A:	We are currently subject to the reporting obligations under Sections 13(a) and 14 of the Exchange Act, which requires us to file proxy statements and periodic reports with the SEC, because our common stock is registered under Section 12 of the Exchange Act. Registration was required under Section 12 because we have more than 500 holders of record of our common stock. In addition, because we filed a registration statement under the Securities Act of 1933 when we initially offered our shares to the public, we are subject to reporting obligations under Section 15(d) of the Exchange Act. If the shareholders approve the proposals to amend our articles of incorporation and to reclassify our common stock, our common stock will be held by less than 300 shareholders of record which will permit us to suspend our reporting obligations.

If the Reclassification is approved, we intend to then file a Form 15 and terminate the registration of our common stock and the obligation to file under Sections 13(a) and 14 periodic reports arising under Section 12(g). However, our periodic reporting obligations arising under Section 15(d) of the Exchange Act cannot be terminated, but can only be suspended. Therefore, if our shareholders of record for the common stock ever rise above 300 as of the last day of any fiscal year, then we will again be responsible for making filings in compliance with Section 15(d). This would require us to file periodic reports going forward and an annual report for the preceding fiscal year. If the holders of record for any class of our other equity securities, such as the Series A Preferred Stock, ever exceeds 500, then we will again become fully regulated under additional disclosure provisions of the Exchange Act.

Q:	If the Reclassification is approved, will the company continue to have its financial statements audited and will shareholders receive information on the company?

A:	Yes to both questions. Even if we terminate our registration with the SEC, we will continue to have our financial statements audited and send out periodic information to our shareholders. Periodic information would include shareholder letters, which letters would include information updating our financial performance and any other news affecting the company, such as new offices, acquisitions, economic updates or new product offerings. We also intend to continue to prepare and distribute annual reports to our shareholders. If we terminate our registration, however, we will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will greatly reduce the amount of information that is publicly available about the company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act.

Q:	Should I send in my stock certificates now?

A:	No. If you own in record name fewer than 1,500 shares of common stock of record after the Reclassification is completed, we will send you written instructions for exchanging your stock certificates for shares of Series A Preferred Stock. If you own in record name 1,500 or more shares of our common stock, you will continue to hold the same number and class of shares after the Reclassification as you did before the Reclassification.

Q:	How are you financing the Reclassification?

A:	We estimate that the total fees and expenses relating to the Reclassification will be approximately $100,000, which we intend to pay with existing working capital. This amount will be higher to the extent that shareholders exercise dissenters’ rights.

Q:	Who pays for the solicitation of proxies?

A:	This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, or electronic mail by our officers, directors, and employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have not retained any outside party to assist in the solicitation of proxies.

Q:	Where can I find more information about Thomasville Bancshares, Inc.?

A:	We currently file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website, www.sec.gov. For a more detailed description of the information available, please see “- Where You Can Find More Information” on page [ ].

Q:	Who can help answer my questions?

A:	If you have questions about the Reclassification, or any other matter to be voted upon at the special meeting, after reading this proxy statement or need assistance in voting your shares, you should contact Stephen H. Cheney, at (229) 226-3300.

SPECIAL FACTORS

Overview of the Amendments to our Articles of Incorporation and the Reclassification

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors at a special meeting at which our shareholders will be asked to consider and vote on two proposed Amendments to our articles of incorporation. If approved, the Amendments will provide for (a) the authorization of a new class of stock entitled Series A Preferred Stock, and (b) the reclassification of shares of our common stock held by shareholders who own 1,499 or fewer shares into shares of Series A Preferred Stock. The Reclassification will be made on the basis of one share of Series A Preferred Stock as described above for each share of common stock held.

Record shareholders holding 1,500 or more shares of common stock before the Reclassification will hold the same number of shares of common stock following the Reclassification. Record holders of less than 1,500 shares of common stock will no longer hold common stock in the company. We intend, immediately following the Reclassification, to terminate the registration of our shares of common stock and suspend our SEC reporting obligations under the Exchange Act.

If approved by our shareholders at the special meeting and implemented by our board of directors, the Reclassification will generally affect our shareholders as follows:

IF, PRIOR TO THE TRANSACTION, YOU ARE A RECORD SHAREHOLDER WITH	AFTER THE TRANSACTION
1,500 or more shares	You will continue to own your shares of common stock, but your shares will no longer be eligible for public trading. Our shares have not historically been listed on an exchange and we do not anticipate an active trading market for our shares would have developed. Sales may continue to be made in privately negotiated transactions or may be traded in the “pink sheets.”

1,499 or fewer shares	You will no longer hold shares of our common stock. Rather, will hold a number of shares of Series A Preferred Stock equal to the same number of shares of common stock that you held before the Reclassification. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions or may be traded in the “pink sheets”, subject to a right of refusal in favor of the company.

Common stock held in “street name” through a nominee (such as a bank or broker)	The Reclassification will be effected at the record shareholder level. Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be treated based on the aggregate number of shares held in the name of the broker. Consequently, even if you beneficially own 1,499 or fewer shares of common stock but they are held in street name by a broker which is the holder of 1,500 or more shares of common stock prior to the Reclassification, you will continue to beneficially own the same number of shares of common stock after the Reclassification. You should check with your broker to determine the number of shares that the broker holds of record.

The effects of the Reclassification on each group of shareholders are described more fully below under “- Effects of the Reclassification on Shareholders of Thomasville Bancshares” beginning on page [    ] and the effects on the company are described more fully below under “- Effects of the Reclassification on Thomasville Bancshares” beginning on page [    ].

Background of the Reclassification

In 1995 we filed a registration statement with the SEC for a public offering of common stock and became subject to the periodic reporting requirements imposed by the Exchange Act that year when the SEC declared our registration statement effective. As of December 31, 1998, we had more than 500 record shareholders and more than $10 million in total assets. Therefore, we were required to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did by filing a Form 8-A with the SEC on April 30, 1998. As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•	Annual Reports on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Proxy Statements and related materials as required by Regulation 14A under the Exchange Act;

•	Current Reports on Form 8-K; and

•	On-going reports regarding stock transfers by affiliates and insiders.

In addition to the administrative burden on management required to prepare these reports, the costs associated with these reports and other filing obligations comprise a significant and increasing corporate overhead expense. These costs include the hiring of additional personnel to prepare these reports, securities counsel fees, auditor fees, costs of printing and mailing shareholder documents and other miscellaneous costs associated with filing periodic reports with the SEC. Administrative burdens include the time spent preparing the periodic reports and monitoring compliance with Section 16 of the Exchange Act, including preparing forms relating to such compliance. These registration and reporting related costs have been increasing over the years. We believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by Section 404 of the Sarbanes-Oxley Act of 2002, which generally requires public companies to include an assessment of their internal control over financial reporting as well as an auditor’s attestation.

In December 2007, our chief executive officer, Stephen H. Cheney, began to consider potential cost-savings strategies to maximize the company’s capital position and shareholder value going forward. In view of the escalating personnel, legal and accounting costs associated with being an SEC reporting company, the relative illiquidity of our stock, our current size and our general desire to remain a community-oriented bank in Thomasville, Georgia, Mr. Cheney began to evaluate as a strategic alternative a reorganization that would allow us to cease our SEC reporting obligations and elect to be taxed as an S-corporation for federal income tax purposes. This reorganization also would allow us to maintain our independence, reduce our tax liability (and that of our shareholders) and distribute more of our profits directly to our shareholders.

Toward that end, Mr. Cheney had a preliminary discussion with our outside legal counsel, Smith, Gambrell & Russell, LLP, regarding the costs, benefits and process entailed if the company were to reduce its shareholder base so it could deregister as an SEC reporting company and elect to be taxed as an S-corporation for federal tax purposes. Counsel discussed with Mr. Cheney various methods by which we could accomplish such a reorganization, including a reverse stock-split or a cash-out merger with a newly created subsidiary. Based on these preliminary discussions, Mr. Cheney asked counsel to prepare a memorandum discussing the legal issues involved with the proposed reorganization, including the requirements to elect S-corporation status, board fiduciary duties and regulatory issues. Our outside counsel prepared the requested memorandum and delivered it to Mr. Cheney on December 19, 2007. Mr. Cheney also reviewed proxy statements filed by other community banks that had gone private, including one that elected S-corporation status in connection with the going-private transaction.

At the January 9, 2008 regularly scheduled board meeting, Chairman Richard L. Singletary, Jr. appointed a special committee to evaluate the advantages and disadvantages of going private and to further advise the board regarding alternative going private structures and related issues. The special committee consisted of three outside directors; Richard L. Singletary, Jr., Cochran A. Scott, Jr., and Charles Hancock, and, three inside directors; Stephen H. Cheney, CEO, Charles H. Hodges, III, EVP and Joel W. Barrett, EVP. Specifically, the special committee was charged with reviewing alternative strategies for going private, including the proposed reorganization, and with assessing the advantages and disadvantages of each, and following that evaluation making a presentation to the board of directors regarding the strategy most advantageous to us and our shareholders. In addition, the special committee was charged with the selection and retention of financial advisors to advise the company in connection with the proposed reorganization. The special committee served until its final presentation to the board of directors on August 20, 2008.

In January 2008, Mr. Cheney continued to hold discussions with counsel regarding the proposed reorganization and various financing methods. In addition, counsel was asked to research and evaluate using an Employee Stock Ownership Plan (ESOP) to fund the reorganization. Counsel also researched the implications of the S-Corporation election on shares of our common stock held in IRAs. In February 2008, Mr. Cheney, with the assistance of counsel, undertook an analysis of the company’s shareholder composition including shares held in street name in order to determine the number of outstanding shares we would have to reduce in order to have fewer than the maximum number of shareholders allowed for federal income tax and SEC reporting purposes.

At a meeting of the full special committee held on February 11, 2008, management, including Mr. Cheney, discussed with the committee why management believed the company should consider a change in our business model to maximize shareholder value. Given the increasing costs associated with being a public company, the limited trading volume of our common stock and the projected growth of our company, management believed that a reorganization that would allow us to terminate our reporting obligations with the SEC as well as to elect to be taxed as an S-corporation would benefit our shareholders. Management also expressed its belief that the company receives little benefit in being a public company, and that existing capital and anticipated earnings will likely be sufficient to support our growth for the foreseeable future without the need to access the public capital markets.

At the regularly scheduled meeting of the board of directors held on February 13, 2008, the board including the members of the special committee, entered into a discussion regarding the appropriateness of a going private transaction for the company at this time and the costs and benefits of the proposed reorganization. The board discussed and agreed with management and the special committee’s assessment that the company receives little benefit from being a public company. The board noted that existing capital and anticipated earnings will likely be sufficient to support our growth for the foreseeable future without the need to access the public capital markets. The board also noted that there is little trading volume in the company’s common stock. Our board of directors discussed the burdens and costs and the relative lack of benefits in being a public company. The board also discussed and were concerned with the compliance costs associated with Section 404 of the Sarbanes-Oxley Act. The board concluded that the benefits of remaining a public company were likely outweighed by the burdens and expenses related to SEC reporting. Members of our management and board noted that they were aware of several other similarly-situated bank holding companies that had gone private. In addition, the board and management discussed the tax benefit to the company (and to our shareholders) if we elected to be taxed as an S-Corporation. As a result, the board authorized management and the special committee to explore a reorganization that would allow the company to be taxed as an S-Corporation and terminate the company’s status as an SEC reporting company.

During the months of February and March, management, members of the special committee and counsel continued to investigate the proposed reorganization. On March 20, 2008, Burke Capital was formally engaged for the purposes of reviewing strategic alternatives and establishing an independent value of the company. On April 10, 2008, the members of the special committee met by teleconference with our legal counsel, Smith, Gambrell & Russell, LLP, and a representative of Burke Capital, and discussed generally the various ways to reduce our shareholder base and accomplish a reorganization that would allow the company to elect to be taxed as an S-corporation, and the various methods of financing the proposed reorganization. All members of the special committee were present at this meeting. The discussion also included a proposed timeline prepared by counsel for meeting the various milestones necessary to accomplish the reorganization. The committee also discussed with counsel the possibility of establishing an ESOP for our shareholders and the use of the ESOP in funding the proposed reorganization. At the conclusion of the meeting, counsel was asked to prepare a comprehensive memorandum that provides an overview of the proposed reorganization and the going private process, including the pros and cons that are normally associated with such a transaction, as well as alternatives to the proposed reorganization and the board’s fiduciary duties.

On April 30, 2008, Burke Capital provided the board with an independent written valuation analysis of the common stock in order to assist the board in establishing a range of fair value for the company’s stock. On May 5, 2008, the board was presented with a memorandum prepared Smith, Gambrell & Russell, LLP, pursuant to the request made by the board on April 10, 2008. The memorandum was reviewed and discussed by the board, although no formal action was taken at this time. During the month of May, management and members of the special committee continued to evaluate the proposed reorganization and the information about the reorganization obtained from the company’s counsel and Burke Capital.

On June 6, 2008, Mr. Cheney met with counsel and representatives of Willamette Management Associates to engage Willamette’s services for an independent valuation of the company for the purposes of establishing the value of the company, conducting a feasibility study of a possible sale of shares to an ESOP and evaluating the company’s ability to service the debt used to acquire the shares. During the months of June and July, the members of the special committee continued to evaluate the reorganization, but were waiting for the report from Willamette which was necessary in order to fully analyze the proposed reorganization. On July 31, 2008, Willamette issued its feasibility study to the board of directors which indicated that the company could support a $20 million loan to an ESOP in connection with the reorganization.

At the regularly scheduled board meeting on August 20, 2008, management and the special committee made a presentation to the board discussing the proposed reorganization, pursuant to which shareholders holding fewer than a predetermined number of shares of our common stock would receive cash for their shares, thereby lowering the number of shareholders of record for SEC purposes below 300, and the number of shareholders for federal income tax purposes below 100. In considering the number of outstanding shares we would have to reduce in order to have fewer than the maximum number of shareholders allowed for federal income tax purposes, management presented an analysis of the holdings of our shareholders, including the number of shareholders holding specified amounts of shares. Based on that analysis and the outside valuations prepared by Willamette and Burke Capital, management concluded that we would need to purchase approximately 1,200,000 shares of common stock at a cost of up to $25.2 million.

The board and management then discussed the various methods by which we could accomplish such a reorganization, including the costs and benefits of each. The board also considered various methods of financing the proposed reorganization. Potential sources of financing included a leveraged ESOP loan of $20 million based on the feasibility study prepared by Willamette, or direct loans from one or more third-party lenders. Given the declining state of the national economy in general and the unsettled nature of the capital markets with respect to financial institutions in particular, the board rejected this reorganization because of the cost and uncertainty of obtaining sufficient funds to reduce the number of our shareholders under the maximum number for federal income tax purposes that we could have in order to elect to be taxed as an S-corporation. The board also viewed as negative factors the risks and burdens of servicing the level of debt that would be required to purchase a sufficient number of shares in order to elect S-Corporation status, assuming that such financing was available on favorable terms.

Next, the board discussed with management the benefits and burdens of going private generally, including the cost of compliance with the Sarbanes-Oxley Act as a public company and the strain that such compliance would place on the company’s limited personnel and economic resources going forward. The board then reviewed with management various alternative structures to going private and suspending our SEC reporting obligations. Specifically, the following alternatives were discussed:

A Reverse Stock Split. Under this scenario, the number of outstanding shareholders would be reduced through a “reverse split” of the shares. For example, a shareholder would receive one share of “post split stock” in exchange for each 1,500 shares of “pre-split stock.” In this example, all shareholders with fewer than 1,500 shares would receive cash in lieu of stock. This alternative, however, has several problems. These included likely having to purchase the fractional shares for cash, and the elimination of a large number of shareholders who would not be offered an ability to retain an equity interest in the company. Additionally, based on the number of shares held by shareholders holding fewer than 1,500 shares of record, management estimated that a reverse stock split could have cost up to $4.7 million. As a result, this alternative would likely have required that the company incur debt to finance the repurchase of shares. Due to the loss of many current shareholders, as well as the cost of the transaction, the board rejected this alternative.

“Cash-Out” Merger. This would be effected through the merger of the company into a new company. As proposed, the merger would be structured to cash-out smaller shareholders while larger shareholders would maintain their equity ownership. The board noted that this alternative, while the form was different, was in substance very similar to the reverse stock split alternative. As with the reverse stock split alternative, the board was concerned that such a transaction would eliminate a large number of existing shareholders who would not be offered an ability to retain an equity interest in the company unless they were able to increase their holdings to meet or exceed the 1,500 share threshold. In addition, shareholders receiving cash in the transaction would likely be required to pay income tax on the capital gain associated with the sale of their shares. The estimated cost of this alternative was approximately the same as the reverse stock split. This alternative would have also required the company to incur debt to finance the transaction. Based on the foregoing, the board rejected this alternative.

An Issuer Tender Offer. This would require an offer by the company to the shareholders to voluntarily sell their stock back to the company. The board noted that due to the fact that the company had an excess of 658 holders of record, it would be necessary to purchase all of the shares of at least approximately 358 holders of record in order to reduce the number of shareholders below 300 which would suspend the company’s reporting obligations. The board was particularly concerned with the unpredictable results of a tender offer due to its voluntary nature, including the inability to reasonably estimate the costs of purchasing the shares which could vary substantially, depending upon which shareholders tendered their stock for purchase. If a sufficient number of shares were tendered, management estimated the cost of this alternative would be approximately the same as the reverse stock split. This alternative was rejected based upon the uncertainty of reaching the required number of shareholders necessary to suspend registration, the inability to estimate the anticipated cost of an issuer tender offer and the likelihood of needing to incur debt, and the fact that a complete force out of over 300 shareholders may have a negative backlash for a community-oriented financial institution.

A Reclassification. The fact that a reclassification into multiple classes of stock would not require any shareholder to be eliminated weighed heavily in favor of this alternative. The ability to retain the current shareholders, as well as a substantial cash savings to the company over the alternative structures, caused the board to reach the conclusion that the Reclassification was the best alternative for the company.

Following management’s presentation, the board entered into a discussion regarding the appropriateness of a going-private transaction for the company at this time. The discussion focused on the relative costs and benefits of being a public company as described in “—Purpose and Structure of the

Reclassification” and on the possibility of using various transactional structures including a cash-out merger, reverse stock split or tender offer as well as a reclassification to effect the transaction. The board also discussed the legal requirements that would be necessary to accomplish the various going private transactional structures. The board first decided that going private would be in the Company’s best interests for the reasons described in “—Background of the Reclassification” above and “—Reasons for the Reclassification” below. After further discussion, the board determined that, for the reasons identified in “—Reasons for the Reclassification” and “—Purpose and Structure of the Reclassification” below, a reclassification transaction presented the best solution for the company and its shareholders. At the conclusion of the meeting, the board instructed Mr. Cheney to obtain from Smith, Gambrell & Russell, LLP a term sheet with proposed designations and relative rights of the proposed new class of preferred stock that would allow the common stock and the new preferred stock to be different classes of stock, both under state law, as well as under the federal securities laws.

On September 10, 2008, the board met to discuss the proposed preferred stock term sheet prepared by counsel, the appropriate individual stock ownership threshold for reclassification into preferred stock, and the advisability of the Reclassification generally. Specifically, the board reviewed the preferred stock term sheet and the proposed distinctions between the common stock and the preferred stock, including voting, dividend preferences, liquidation preferences, conversion rights and a right of first refusal to the company. With respect to voting, the board decided that there would be a distinction in the voting rights of each class. The common stock would retain full voting rights, identical to the voting rights currently held by the common stock. Recipients of the Series A Preferred Stock, however, would have more limited voting rights. These voting rights would be limited to transactions involving a change in control of the company, such as a merger or sale, in addition to certain statutory rights which require that a class of securities be permitted to vote, as a class, on any amendments to the articles of incorporation that would adversely affect the rights or privileges of that class. Consequently, the common stock and the Class A Preferred Stock would have distinct voting rights. The board also discussed the dividend rights for the Series A Preferred Stock and determined that the Series A Preferred Stock should be entitled to preference in the distribution of dividends such that no dividend would be awarded to the common shareholders which is not also awarded to the shareholders receiving Series A Preferred Stock. The board believed the dividend preference was important to help compensate the recipients of the Series A Preferred Stock for their loss of voting rights. The committee also discussed the liquidation and conversion rights of the Series A Preferred Stock and determined that the Series A Preferred Stock should also be entitled to a preference in the distribution of assets upon liquidation equal to the greater of book value per share or the amount per share paid to holders of common stock, and that the Series A Preferred Stock would automatically convert into common stock upon a change in control of the company. The objective in setting these liquidation and conversion terms was to avoid substantial deviation in economic treatment in the event of a major corporate transaction. The board also discussed the right of first refusal that would be granted to the company pursuant to which the company would have the right to repurchase Series A Preferred Stock that becomes subject to a proposed sale or transfer to a third party. The board believed this feature was important in order to control the number of shareholders of record for purposes of avoiding reregistering with the SEC in the future.

In addition, at the September 10, 2008 meeting, management presented to the board of directors the proposed 1,500 share threshold, which it had concluded, with counsel’s concurrence, represented the optimal division point based on the relative record ownership of the company’s shareholders and the need to reduce the number of common shareholders of record below 300 and generate fewer than 500 preferred shareholders of record while leaving room for expansion in each class. The board approved the 1,500 share threshold and the proposed terms of the Series A Preferred Stock. The board then determined it to be in the best interests of the company to amend our articles of incorporation to authorize sufficient shares of a new class of preferred stock to effect the Reclassification. The board directed management to prepare a draft proxy statement and related documents for the Reclassification and the authorization of the Series A Preferred Stock.

At the October 8, 2008, meeting, the board reviewed a draft of the proxy materials and Schedule 13E-3 prepared by management with the assistance of counsel. The board discussed in more specific detail the possible effects of the Reclassification, as outlined below in “—Effects of the Reclassification on Thomasville

Bancshares, Inc.,” beginning on page [    ], and “—Effects of the Reclassification on Shareholders of Thomasville Bancshares, Inc.” beginning on page [    ]. The board also discussed and affirmed the substantive and procedural fairness of the terms of the “going private” transaction (i.e., the Rule 13e-3 transaction) to unaffiliated shareholders receiving Series A Preferred Stock and to those retaining common stock as described in “—Our Position as to the Fairness of the Reclassification” beginning on page [    ]

Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation

Reasons for the Reclassification

As a locally owned community bank whose shares are not listed on any exchange or traded on any quotation system, we have struggled with the costs associated with being a public company. In addition, in 2003, the SEC proposed rules to implement Section 404 of the Sarbanes-Oxley Act of 2002, which require us to document, test and assess our internal controls and, beginning with fiscal year 2009, require a separate audit report, to be prepared by our external auditors and filed with the SEC. In December 2007, management, along with legal counsel, began to discuss alternatives to reduce costs associated with SEC compliance and the Sarbanes-Oxley Act. Specifically, they began to review proxy statements of other community bank holding companies that used various methods, including the reclassification method, as a means to deregister their securities, not only to reduce the burdens of Section 404, but also the other costs and time expended in complying with the registered securities rules. We are undertaking the Reclassification at this time to suspend our SEC reporting obligations in order to save the company and our shareholders the substantial costs associated with being a reporting company, which costs are expected to increase over time. We estimate that the reduction in the number of common shareholders and the suspension of our reporting requirements under the Exchange Act will result in net savings of approximately $234,000 per year. This estimate includes anticipated annual costs related to compliance with Section 404 of the Sarbanes-Oxley Act, which is effective for our fiscal year ending December 31, 2009.

We estimate that we incur the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-K and Form 10-Q and annual proxy statements:

Legal fees	$41,500
Independent Auditor Fees	$92,500
Consulting Fees	$29,000
Edgar Conversion Costs	$6,000
Proxy Solicitation, Printing and Mailing Costs	$12,000
Management and Staff Time	$25,000

Total Periodic Reporting Costs	$206,000

We will continue to have our financial statements audited and will prepare an annual report for our shareholders. We expect, however, to incur lower costs due to the elimination of review by our auditors of our quarterly and annual reports to the SEC as well as simplified disclosure. Subsequent to the Reclassification we expect to incur the following fees and expenses related to the preparation and review of such annual reports:

Independent Auditor Fees	$40,000
Consulting Fees	$5,000
Proxy Solicitation, Printing and Mailing Costs	$5,000
Management and Staff Time	$5,000

Total Annual Reporting Costs	$55,000

As a result of these lower costs, we anticipate a net savings of approximately $151,000 related to the preparation of an annual report for our shareholders in lieu of compliance with the periodic reporting requirements under the Exchange Act.

In addition, as detailed below, we will not be required to expend at least an additional $83,000 each year in fees and expenses related to compliance with Section 404 of the Sarbanes-Oxley Act. Specifically, for the fiscal year ending December 31, 2009, our auditors will be required to test our internal controls and attest to their adequacy. These are amounts that we have not yet incurred in past years since we have not been subject to this section of the Sarbanes-Oxley Act reporting.

Independent Auditor Fees	$25,000
Consulting Fees	$40,000
Management and Staff Time	$18,000

Total Annual Costs	$83,000

Based on these estimates, we expect that continued compliance with SEC reporting obligations, including compliance with Section 404 of the Sarbanes-Oxley Act, would cost approximately $234,000 on an ongoing annual basis.

As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff currently spend an average of approximately 23% of their time (equating to approximately 15 days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders’ stock ownership, and consulting with external auditors and counsel on compliance issues. In addition, if we do not deregister our common stock, we estimate our management and staff will spend an additional 10 days per quarter, or 16% of their time, on activities related to compliance with Section 404 of the Sarbanes-Oxley Act. If the Reclassification is approved by shareholders, we estimate that our management and staff will be able to reduce their time spent on annual report preparation to approximately 5 days per quarter, or 8% of their time.

•

We expect to continue to provide our shareholders with financial information by disseminating our annual reports, but, as noted above, the costs associated with these reports will be substantially less than those we incur currently;

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In our board of directors’ judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, given the low trading volume in our common stock and given that our existing capital and earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

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Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate; and

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The Reclassification proposal allows those shareholders receiving shares of Series A Preferred Stock to still retain an equity interest in they company and therefore participate at the same value per share as holders of common stock in the event of any sale of the company.

We considered that some shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages.

Historically, our shares of common stock have not been listed on an exchange and only traded in privately negotiated transactions or in the “pink sheets”. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

In view of the wide variety of factors considered in connection with its evaluation of the Reclassification, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The Reclassification, if completed, will have different effects on the holders of common stock and those receiving shares of Series A Preferred Stock. You should read “- Our Position as to the Fairness of the Reclassification” beginning on page [    ] and “- Effects of the Reclassification on Shareholders of Thomasville Bancshares” beginning on page [    ] for more information regarding the effects of the Reclassification.

We considered various alternative transactions to accomplish the proposed Reclassification, including a tender offer, a reverse stock split, and a merger whereby shareholders owning less than a certain number of shares would be “cashed out.” Ultimately, however, the board elected to proceed with the Reclassification because the alternatives would be more costly, might not have reduced the number of shareholders below 300 and would not allow all shareholders to retain an equity interest in the company. Our board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced. See “- Purpose and Structure of the Reclassification” on page [    ] for further information as to why this Reclassification structure was chosen.

In making our decision to proceed with the Reclassification, we considered other alternatives. We rejected these alternatives because we concluded that the Reclassification would be the simplest and most cost-effective manner in which to achieve the purposes described above. The alternatives we considered included:

Cash-Out Merger. The board considered the reorganization of the company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than 1,500 shares of our common stock would receive cash in exchange for their shares and all other shares of our common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in the company, to participate in future growth and earnings of the company, or to benefit from any future value received as a result of the sale of the company. While shareholders could consolidate their accounts or acquire sufficient shares to meet or exceed the 1,500 share threshold in order to retain an equity interest in the company, the board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would generally result in a negative tax consequence for those shareholders receiving cash. Assuming that all of the approximately 226,000 shares held of record by shareholders owning fewer than 1,500 shares were exchanged for $21.00 in cash (based on the high range of the values presented in the analysis by Burke Capital), the capital cost of the transaction would be approximately $4.7 million. As a result, the board anticipated that the company might have to incur debt to finance such a reorganization, which could potentially weaken the company’s regulatory capital position. In light of the significant anticipated capital cost and the elimination of the opportunity for all shareholders to retain an equity interest, the board rejected this alternative.

Reverse Stock Split. The board considered declaring a reverse stock split, with cash payments to shareholders who would hold less than one share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. Like the cash-out merger described above, a reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in our company. This alternative would have also required the company to incur debt to finance the repurchase of the shares. As a result, a reverse stock split was rejected for the same reasons as the cash-out merger alternative.

Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in our common stock being held by fewer than 300 shareholders of record. As a result, we also rejected this alternative.

Reorganization as an S-Corporation. The board also considered alternatives that would allow us to suspend our SEC reporting obligations and permit us to elect to be taxed as an S-Corporation under the federal tax code. This reorganization would be accomplished by one of the cash-out merger, reverse stock split or issuer tender offer methods described above, except that the number of shareholders for federal tax purposes would need to be below 100 as opposed to below only 300 for suspending our SEC reporting. This alternative was rejected because of the high level of debt required to finance the repurchase of a sufficient number of shares.

Expense Reductions in Other Areas. While we might be able to offset the expenses relating to our SEC reporting obligations by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reclassification.

Business Combination. We have neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the community in which we operate and expenses will be reduced. Moreover, we believe at this time that the sale of the company would not be in the best interests of our shareholders, customers, employees and community. We believe that Thomasville National Bank has successfully served our community by diligently pursuing a community bank business model. Our locally based management has been able to serve our customer base successfully and profitably, and we have managed to steadily increase our assets through controlled growth. At this time, we do not feel it is in the best interests of our shareholders to abandon this model. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. Accordingly, the Reclassification will not affect our ability to seek or consider business combination transactions in the future.

Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined in “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ], of being an SEC-reporting company without the expected commensurate benefits. Thus, the board concluded that maintaining the status quo would not to be in the best interests of the company or its unaffiliated shareholders.

Our Position as to the Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, our board of directors believe that the “going private” transaction (i.e., the Rule 13e-3 transaction), including all the terms and provisions of the Reclassification, are substantively and procedurally fair to all unaffiliated shareholders as a whole, as well as each group of our unaffiliated shareholders, specifically our unaffiliated shareholders who will retain their shares of common stock, and our unaffiliated shareholders who will receive shares of our Series A Preferred Stock. Our board of directors, including those directors who are not employees of the company, unanimously approved the Reclassification and has recommended that our shareholders vote “For” both of the Amendments.

Each director and executive officer is deemed a “filing person” in connection with this transaction. As filing persons, they have each determined in their individual capacity that the Reclassification is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above. No individual filing person, however, is making any recommendation to shareholders as to how to vote. See “—Determination of Fairness by Thomasville Bancshares Affiliates” for information regarding the filing persons’ fairness determination.

All of our directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of the Amendments. Our directors and executive officers owned approximately 24.57% of the shares outstanding as of November 24, 2008, and if they had exercised all of their vested options, they would have owned 25.16% of the outstanding shares. Although the board as a whole recommends that the shareholders vote in favor of the Amendments for the reasons set forth in “—Reasons for the Reclassification,” no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

Substantive Fairness

In concluding that the terms and conditions of the Amendments to our articles of incorporation and the Reclassification are substantively fair to unaffiliated shareholders, our board of directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, our board considered the potential effect of the transaction as it relates to all shareholders, both affiliated and unaffiliated, including unaffiliated shareholders receiving Series A Preferred Stock and to shareholders, both affiliated and unaffiliated, continuing to own shares of common stock. See “- Effects of the Reclassification on Shareholders of Thomasville Bancshares” beginning on page [    ].

The factors that our board of directors considered positive for all shareholders, including both those that will continue to hold common stock as well as those will have their shares converted into Series A Preferred Stock, included the following:

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All shareholders will continue to have an equity interest in the company and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of the company.

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Diluted earnings per share will not change from $1.07 per share for the nine months ended September 30, 2008 or from $1.45 per share for the year ended December 31, 2007 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share. Basic earnings per share on a pro forma basis will increase from $1.11 per share to $1.16 per share for the nine months ended September 30, 2008, and will increase from $1.50 per share to $1.59 per share for the year ended December 31, 2007. The board believes diluted earnings per share is a more meaningful financial ratio because it includes outstanding shares of Series A Preferred Stock.

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Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease approximately 0.37% from $10.78 on a historical basis to $10.74 on a pro forma basis as of September 30, 2008. The decrease in book value per common equivalent share is due to transaction costs of approximately $100,000. The board viewed the 0.37% decrease as nominal and believes the effect on book value supports its determination of fairness, especially because the decrease in book value affects both the shareholders receiving Series A Preferred Stock and those retaining common stock.

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the Reclassification should not result in a taxable event for any of the shareholders. See “—Material Federal Income Tax Consequences of the Reclassification” for more information regarding the tax consequences of the Reclassification.

•	shareholders would have the opportunity to liquidate their shares of common stock, if they so desired, through the exercise of dissenters’ rights;

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shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs in being a public company; accordingly we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders of being a public company;

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notwithstanding that we will suspend our reporting obligations under the Exchange Act, we will remain subject to both internal and external audit controls, as well as supervision by various regulatory agencies;

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all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses of approximately $234,000 per year as a result of no longer needing to comply with SEC reporting requirements.

In addition to the positive factors applicable to all of our shareholders set forth above, the factors that our board of directors considered positive for those shareholders receiving Series A Preferred Stock included:

•

they would continue to have an equity interest in the company and therefore participate in any future value received as a result of any sale of the company at the same value per share as holders of common stock;

•	the holders would be entitled to a preference in the distributions of any dividends prior to the payment of any dividends to the common stock holders;

•

in the event of the liquidation or dissolution of the company, the holders would be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock and the amount to be paid to the common stock holders before any payment is made to the common stock holders; and

•	no brokerage or other transaction costs are to be incurred by them in connection with the reclassification of their shares of common stock into Series A Preferred Stock.

Each member of our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the Reclassification to all of our affiliated and unaffiliated shareholders, whether they are shareholders continuing to hold common stock or shareholders having their shares of common stock converted into Series A Preferred Stock.

Each member of our board is aware of, and has considered, the impact of certain adverse factors on the substantive fairness of the Reclassification to our affiliated and unaffiliated shareholders receiving Series A Preferred Stock. In particular, the factors that our board of directors considered as potentially negative for those affiliated and unaffiliated shareholders receiving Series A Preferred Stock included:

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they will be required to surrender their shares involuntarily in exchange for the Series A Preferred Stock, although they will still have the opportunity to participate in any future growth and earnings of the company;

•	the company will have the right to repurchase shares of Series A Preferred Stock that become subject to a proposed sale or transfer to a third party; and

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they will lose voting rights except in certain limited situations, which loss may result in making the shares of Series A Preferred Stock less valuable; although the board noted that the shareholders who would receive Series A Preferred Stock currently have limited influence on shareholder votes because those shareholders currently own an aggregate of [7.6]% of the outstanding shares of common stock.

While the board viewed the limited voting rights and the right of first refusal as negative factors for the shareholders receiving Series A Preferred Stock, the board concluded that the overall terms of Series A Preferred Stock were fair to the shareholders receiving Series A Preferred Stock because the Series A Preferred Stock includes a liquidation and dividend preference to the common stock and a conversion provision and voting rights in the event of a change of control of the company.

The factors that our board of directors considered as potentially negative for all shareholders included:

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following the Reclassification, you will continue to have limited ability to transfer your shares of our common stock and Series A Preferred Stock because our shares will be tradable only in privately-negotiated transactions or through the “pink sheets” in the “over the counter” market, although based on the historically low trading volume for the common stock, and the fact that the stock has never been listed on any exchange, this will not vary from the current situation and is expected to have limited impact;

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you will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with our annual reports and periodic information (e.g., shareholder letters which would include information updating our financial performance and any other news affecting the company and its bank subsidiary, such as new offices, acquisitions, economic updates or new product offerings);

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you will lose certain statutory safeguards since we will no longer be subject to the requirements of the Sarbanes-Oxley Act, which require our principal executive and financial officer to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC; and

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you will lose certain protections currently provided under the Securities Exchange Act of 1934, as amended, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended.

Our board of directors believes that these adverse factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our shareholders, both affiliated and unaffiliated, and that the adverse factors are outweighed by the positive factors previously described.

Exchange Ratio. Our board of directors believes that the exchange of one share of common stock for one share of Series A Preferred Stock is fair to our unaffiliated shareholders because the Series A Preferred Stock converts to common stock on a change in control and contains a liquidation and dividend preference to the common stock. This determination was made based on the board’s review of the relative rights and preference of Series A Preferred Stock as compared to the common stock, and no quantitative analysis of the value of Series A Preferred Stock or common stock was considered. Specifically, the board weighed subjectively the collective advantages of the Series A Preferred Stock— the existence of the liquidation and dividend preferences, the existence of the conversion feature and the ability to vote on a change in control—against the relative advantages of the common stock, such as unlimited voting rights, and determined that those rights were in balance. It also weighed subjectively the relative disadvantages of the two classes—the general lack of voting power in the case of the Series A Preferred Stock and the subordination in terms of rank and liquidation preference in the case of the common stock, and determined that the relative drawbacks were also in balance. Finally, it considered the benefits that would be shared by the classes, such as voting and consideration payable upon a change in control and the ability to benefit from the expense savings of the Reclassification and share in future growth of the company, and determined that these represented factors that would have the same immediate and long-term effect on the value of each class. As a result of these analyses, the board determined that the advantages and disadvantages of the terms of the Series A Preferred Stock were in balance compared to those of our common stock and that a one-for-one exchange ratio was therefore appropriate. The board believes the advantages and disadvantages of the terms of the Series A Preferred Stock are in balance compared to the rights related to our common stock and therefore determined no further quantitative analysis was necessary.

The board also believes that, while the right of first refusal in favor of the company may cause brief delays in transactions involving shares of Series A Preferred Stock, there will be no reduction in the value of the Series A Preferred Stock because of such brief delays. Therefore, the board believes that the addition of a right of first refusal in favor of the company does not affect the appropriateness of the conversion ratio. Further, due to the limited market for the company’s stock, the board believes that any negative effects of the right of first refusal on the value of the Series A Preferred Stock are likely to be mitigated because shareholders will also have the added benefit of a reliable alternative purchaser of shares of Series A Preferred Stock when such shares become subject to offers from third parties.

In reaching a determination as to the substantive fairness of the Reclassification, our board of directors did not consider the liquidation value of our assets, the current or historical market price of those shares, our net book value, or our going concern value to be material since shareholders are not being “cashed out” in connection with the Reclassification and the shares of Series A Preferred Stock afford those holders to participate equally with the holders of common stock in any future sale of the company. Because of the foregoing, our board of directors also did not consider any repurchases by the company over the past two years or any report, opinion or appraisal, or firm offers by unaffiliated parties within the past two years.

Neither we nor any of the members of our board of directors received any reports, opinions or appraisals from any outside party relating to the Reclassification or the fairness of the consideration to be received by our shareholders, including our unaffiliated shareholders.

Procedural Fairness

Each member of our board of directors believes that the Reclassification is procedurally fair to all of our shareholders, whether affiliated or unaffiliated. In concluding that the Reclassification, including the Series A Preferred Stock to be received by holders of common stock, is procedurally fair to our shareholders, whether affiliated or unaffiliated, our board of directors considered a number of factors. The factors that our board of directors considered positive for all shareholders included the following:

•	the Reclassification is being effected in accordance with all applicable requirements of Georgia law;

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management and our board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the Reclassification, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the company while at the same time, eliminating the costs and burdens of public company status;

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our shareholders will have the opportunity to exercise dissenters’ rights under Georgia law to the extent that they do not believe that the one-for-one exchange ratio of their shares of common stock into Series A Preferred Stock is acceptable or fair to them; and

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shareholders will have the opportunity to determine whether or not they will remain shareholders owning common stock, or shares of Series A Preferred Stock after the Reclassification by acquiring sufficient shares so that they hold at least 1,500 shares of common stock immediately prior to the Reclassification or disposing or subdividing sufficient shares so that they hold less than 1,500 shares of common stock immediately prior to the Reclassification, so long as they act sufficiently in advance of the Reclassification so that the sale or purchase is reflected in our shareholder records by the close of business (local time) on [            ], the expected effective date of the Reclassification, although due to the limited market for our common stock, shareholders may have difficulty in acquiring shares.

Each member of our board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our shareholders, both affiliated or unaffiliated, whether they will receive shares of Series A Preferred Stock or continue to hold shares of common stock.

Each member of our board is aware of, and has considered, the impact of the following factors which could adversely affect both affiliated and unaffiliated shareholders receiving Series A Preferred as well as those affiliated and unaffiliated continuing to own common stock, on the procedural fairness of the Reclassification:

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although members of the board have a potential conflict of interest since they will retain shares of common stock based on current ownership, neither the full board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Series A Preferred Stock for the purpose of negotiating the terms of the Reclassification;

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we did not receive a report, opinion, or appraisal from an outside party as to the value of our Series A Preferred Stock, the fairness of the transaction to those shareholders receiving shares of Series A Preferred Stock, or the fairness of the transaction to the company, although we did receive reports from two outside parties regarding the value of our common stock.

Each member of our board of directors believes that the foregoing adverse factors do not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our shareholders, both affiliated and unaffiliated, whether receiving shares of Series A Preferred Stock or continuing to own shares of common stock, and that the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is a relatively insignificant increase in aggregate share ownership of common stock following the Reclassification (equaling an increase of 3.42%, from 27.34% to 30.76%, in total common share ownership for all directors and executive officers, inclusive of their exercisable options) and who will be treated identically to other shareholders in the Reclassification, was a sufficient procedural safeguard that made it unnecessary to retain an independent fairness advisor.

Approval of the Reclassification by a majority of the unaffiliated shareholders is not required. Our board of directors believes that such a provision is unnecessary in light of the facts that: (i) the provisions of the Reclassification apply regardless of whether a shareholder is an affiliate, and shareholders will receive Series A Preferred Stock, or will retain their common stock, based on the number of shares owned and regardless of whether they are affiliated or unaffiliated shareholders; and (ii) although our affiliated shareholders beneficially own 27.4% of the outstanding stock as of the date of this proxy, a majority of the outstanding shares eligible to vote in favor of the Reclassification is needed in order to effect it and, therefore, the affiliated shareholders do not solely control the outcome of the vote on the Reclassification. Our board of directors also determined that the other safeguards regarding the procedural fairness of the transaction as described above supported its decision not to require separate approval of the Reclassification by the unaffiliated shareholders.

The board also considered whether there is any impact on the value of the Series A Preferred Stock as compared to the common stock due to the limited voting rights held by the Series A Preferred Stock. The board determined that the difference in voting rights was not material since the holders of common stock whose shares would be converted into Series A Preferred Stock in the transaction currently own a minority of our shares, or approximately 7.6% of the outstanding shares of common stock and voting rights. Conversely, the holders of the outstanding shares of common stock whose shares will be continued after the transaction currently own shares representing approximately 92.4% of the outstanding voting rights, and will continue to control the vote of the company after the Reclassification.

Each member of our board of directors therefore believes that the Reclassification is substantively and procedurally fair to all shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Series A Preferred Stock. In reaching this determination, we have not assigned specific weights to particular factors, but have considered all factors as a whole. None of the factors that we considered led us to believe that the Reclassification is unfair to any of our shareholders, whether affiliated or unaffiliated.

We have not made any provision in connection with the Reclassification to grant you access to our corporate files or to obtain appraisal services at our expense. With respect to access to our corporate files, under Code Section 14-2-1602 of the Georgia Business Corporation Code, shareholders of a corporation are entitled to inspect and copy, during regular business hours, records of the company that are required to be kept at the company’s principal office which include:

•	current articles of incorporation;

•	current bylaws;

•	resolutions relating to the rights and preferences of the outstanding stock of the company;

•	minutes of shareholder meetings and records of all actions taken without a meeting for the past three years;

•	all written communications to shareholders over the last three years;

•	names and business addresses of the company’s officers and directors; and

•	the most recent annual registration delivered to the Secretary of State.

The shareholder must give the company written notice at least five business days in advance of any inspection. In addition, a shareholder may inspect the following records only if the shareholder’s demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose and the shareholder gives the company written notice at least five business days beforehand are excerpts of any meeting of the board of directors, records of any action of a board committee, records of any action taken without a meeting, accounting records and the record of shareholders. In light of the extensive access Georgia shareholders are given to the company’s records, the board believed these statutory safeguards adequately protect shareholders ability to access information on the company. Furthermore, our board determined that this proxy statement, together with our other filings with the SEC, and shareholders’ ability to access our corporate records under Georgia law, as described above, provide you with adequate information. With respect to obtaining appraisal services at our expense, the board did not consider these actions necessary or customary.

Board Recommendation

Each member of our board of directors believes the terms of the Reclassification are fair and in the best interests of our shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Series A Preferred Stock, and unanimously recommends that you vote “FOR” the proposals to adopt both Amendments to our articles of incorporation and to effect the Reclassification.

Determination of Fairness by Thomasville Bancshares, Inc. Affiliates

Our affiliates consist of our directors and executive officers:

Charles A. Balfour	Randall L. Moore
Joel W. Barrett	Harold L. Jackson
David A. Cone	Diane W. Parker
Stephen H. Cheney	Richard L. Singletary, Jr.
Charles E. Hancock	Cochran A. Scott, Jr.
Charles H. Hodges, III

These affiliates are deemed to be “filing persons” for purposes of this transaction.

For each of our affiliates, their purpose and reasons for engaging in the Reclassification, alternatives considered and analyses regarding substantive and procedural fairness of the Reclassification to unaffiliated shareholders receiving Series A Preferred Stock in the Reclassification and to those unaffiliated shareholders retaining their shares of common stock were the same as those of the board of directors, and each of these affiliates adopted the analyses of the board of directors with respect to these issues. Based on these factors and analyses, each of our affiliates has concluded that the Reclassification is procedurally and substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification and to our unaffiliated shareholders who will retain their shares of common stock.

Purpose and Structure of the Reclassification

The purposes of the Reclassification are to:

•	reduce the number of holders of record of our common stock in under 300, which will suspend our SEC reporting requirements thereby achieving significant cost savings;

•	allow all of our shareholders to retain an equity interest in the company; and

•	allow our management to refocus time spent on SEC-reporting obligations to our business operations and growth.

For further background on the reasons for undertaking the Reclassification at this time, see “- Background of the Reclassification” beginning on page [    ] and “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ].

Effects of the Reclassification on Thomasville Bancshares, Inc.

The Reclassification will have various effects on the company, which are described below.

Effect of the Proposed Transaction on Our Outstanding Common Stock

Our articles of incorporation currently authorize the issuance of 10,000,000 shares of voting common stock. The number of authorized shares of common stock will remain unchanged after completion of the Reclassification. As of the record date, the number of outstanding shares of common stock was [            ]. Based upon our best estimates, if the Reclassification had been consummated as of the record date, and assuming no

shareholders exercise dissenters’ rights, the number of outstanding shares of common stock will be reduced from [            ] to approximately [            ], the number of our record shareholders holding shares of common stock will be reduced from approximately 658 to approximately 192. The shares of common stock that will be reclassified as Series A Preferred Stock will be retired and held as authorized but unissued common stock. We have no current plans, arrangements or understandings to issue any common stock except pursuant to our compensation plans and as options may be exercised pursuant to our stock option plans.

Effect of the Proposed Transaction on Our Series A Preferred Stock

Our articles of incorporation do not currently authorize us to issue any preferred stock. The Amendments to our articles of incorporation will authorize the issuance of up to 2,000,000 shares of Series A Preferred Stock. The shares of Series A Preferred Stock that will be issued in the Reclassification constitute a new and separate class of preferred stock having those rights described in “- Terms of the Series A Preferred Stock” beginning on page [    ], as well as in the attached Appendix A. After completion of the Reclassification, we will have approximately 226,000 shares of Series A Preferred Stock outstanding held by approximately 466 shareholders of record. For additional information regarding our capital structure after the Reclassification, see “Description of Capital Stock” beginning on page [    ].

Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our common stock will be held by fewer than 300 record shareholders and the Series A Preferred Stock will be held by fewer than 500 record shareholders. Having less than 300 shareholders will qualify us to apply to terminate the registration of our common stock under Section 12(g)(4) of the Exchange Act and suspend our obligations to file reports under Section 15(d) of the Exchange Act. We will apply for suspension and termination of our reporting obligations as soon as practicable following completion of the Reclassification. Following completion of the Reclassification, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports.

The suspension of the filing obligations will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. We estimate that we will save approximately $234,000 on an annual basis. See “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning page [    ] for a breakdown of these anticipated savings.

Effect on Trading of Common Stock

Our common stock is not currently listed on an exchange and no organized trading market currently exists for our common stock. After the Reclassification, neither our common stock nor the Series A Preferred Stock will be listed on an exchange. The failure to be listed on an exchange, together with the reduction in public information concerning the company as a result of its not being required to file reports under the Securities Exchange Act, may adversely affect the already limited liquidity of our common stock and result in limited liquidity for our Series A Preferred Stock. Additionally, the liquidity of the common stock may also be reduced because the number of shares available to be traded will decrease after the Reclassification. A decrease in the market liquidity for the shares of our common stock may cause a decrease in the value of the shares. Conversely, the more limited supply of our common stock could also prompt a corresponding increase in its market price, assuming a stable or increased demand for the stock.

Other Financial Effects of the Reclassification

Professional Fees. We expect that the professional fees and other expenses related to the Reclassification of approximately $100,000 will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

Decrease in Book Value Per Common-equivalent Share. Book value per common-equivalent share, which includes the Series A Preferred Stock, will decrease 0.37% from $10.78 on a historical basis to $10.74 on a pro forma basis as of September 30, 2008.

Effect on Earnings. Basic earnings per share will increase 4.50% from $1.11 per share on a historical basis to $1.16 per share on a pro forma basis for the nine months ended September 30, 2008, and will increase 6.0% from $1.50 on a historical basis to $1.59 on a pro forma basis for the year ended December 31, 2007. Diluted earnings per share will not change from $1.07 per share for the nine months ended September 30, 2008 or from $1.45 per share for the year ended December 31, 2007 since the Series A Preferred Stock will be considered common stock equivalents in the computation of diluted earnings per share.

Effect on Outstanding Options

We currently have stock option plans for eligible directors, officers, and key employees of the company and our bank subsidiary. As of November 15, 2008, these were outstanding options to purchase 136,998 shares of our common stock at a weighted average exercise price of $20.85 per share, of which 44,598 are vested. The Reclassification will not affect any outstanding options and each option, after the Reclassification, will continue to be exercisable for one share of common stock.

Effect on Conduct of Business after the Reclassification

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the Reclassification is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers

We do not anticipate that the Reclassification will have any affect on our directors and executive officers, other than with respect to their relative share ownership, resulting in a relatively minor increase in their voting rights, and the related changes in the book value and earnings per share associated with those shares. We expect that all of our directors and executive officers will hold more than 1,499 shares at the effective time of the Reclassification. As a result, they will continue to hold the same number of shares after the Reclassification. However, because total outstanding shares of common stock will be reduced, this group will hold a larger relative percentage of the voting common stock of the company. As of the record date, these directors and executive officers collectively beneficially held [            ] shares, or [    ]% of our common stock (including their exercisable options to purchase shares of common stock). Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares as described above, our directors and executive officers will beneficially hold [    ]% of our common stock (including exercisable stock options).

In connection with the suspension of our reporting obligations under the Exchange Act, our directors and executive officers will no longer be subject to the reporting and short-swing profit rules of Section 16 of the Securities Exchange Act, and thus may realize “short-swing” profits on purchase and sales of our securities that occur within a six-month period. Currently, under Section 16 of the Exchange Act, we are entitled to receive any short-swing profits from the affiliate. In addition, information about our directors and executive officers compensation and stock ownership will no longer be publicly available. The suspension of our reporting obligation will also relieve our directors and executive officers from liability under Section 18 of the Exchange Act for any statements made by him or her in any our filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact.

Because our reporting obligations under the Exchange Act will be suspended, our executive officers and directors will be deprived of the ability to dispose of their shares of our common stock under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of stock by affiliates of an issuer. As a result, they will need to resell their shares in a private transaction, which could result in a lower purchase price for the shares.

Due to the fact that all shares issued in the Reclassification will be equivalent to common shares in the event of a liquidation or sale of the company, the Reclassification will not have a material effect on the value of our directors’ and executive officers’ interest in our book value per common equivalent share or diluted earnings per common equivalent share.

Elimination of Liability Under Section 18 of the Exchange Act.

Because we will no longer be required to file any reports under the Exchange Act, we will no longer be subject to liability under Section 18 of the Exchange Act. Generally, Section 18 provides that if we make a false or misleading statement with respect to any material fact in any of our filings pursuant to the Exchange Act, in light of the circumstances at the time the statement was made, we would be liable to any person who purchases or sells a security at a price that is affected by the statement.

Elimination of Protection Under Section 16 of the Exchange Act.

Because neither our common stock nor Series A Preferred Stock will be registered under the Exchange Act, beginning 90 days after the effectiveness of the Reclassification, we will no longer be entitled under Section 16 of the Exchange Act to any “short-swing” profits realized by our directors, officers or 10% shareholders on purchases and sales of our securities that occur within a six-month period.

Effects of the Reclassification on Shareholders of Thomasville Bancshares, Inc.

The general effects of the Reclassification on the shareholders owning common stock and the shareholders who will own Series A Preferred Stock are described below.

Effects of the Reclassification on Shareholders Receiving Series A Preferred Stock

The Reclassification will have both positive and negative effects on the shareholders, both affiliated and unaffiliated, receiving Series A Preferred Stock (because all of our affiliates currently own more than 1,499 shares of common stock, however, we do not anticipate that any affiliate will receive Series A Preferred Stock). Our board of directors considered each of the following effects in determining to approve the Reclassification.

Positive Effects:

As a result of the Reclassification, the affiliated (if any) and unaffiliated shareholders receiving Series A Preferred Stock will:

•	have a liquidation preference equal to the greater of book value at the time of liquidation or dissolution or the price per share paid to common shareholders;

•	have a dividend preference such that no dividend will be awarded to the common shareholders which is not also received by the Series A preferred shareholders; and

•	have dissenters’ rights in connection with the Reclassification. See “- Dissenters’ Rights” beginning on page [ ].

Negative Effects:

As a result of the Reclassification, the affiliated (if any) and unaffiliated shareholders receiving Series A Preferred Stock will:

•

be limited to voting on matters involving a merger, sale of all or substantially all of the assets of the company or transfer of shares that would involve a change in control of the company, as well as where required by statute; and

•

continue to hold shares that, like our shares of common stock, will not have a public trading market and would own shares that must be first offered to the company before being transferred or sold to a third party.

Effects of the Reclassification on the Common Shareholders

The Reclassification will have both positive and negative effects on the shareholders, both affiliated and unaffiliated, continuing to own common stock. Our board of directors considered each of the following effects in determining to approve the Reclassification.

Positive Effects:

As a result of the Reclassification, the affiliated and unaffiliated shareholders retaining their common stock will:

•	continue to exercise the sole voting control over the company;

•	have a relative increase in voting power because the number of outstanding shares of common stock will be reduced; and

•	have dissenters’ rights in connection with the Reclassification. See “- Dissenters’ Rights” beginning on page [ ].

Negative Effects:

As a result of the Reclassification, the affiliated and unaffiliated shareholders retaining their common stock will:

•	rank junior in priority to the Series A Preferred Stock because holders of Series A Preferred Stock will have a preference upon any liquidation of the Company; and

•	be subject to the dividend preferences of the Series A Preferred Stock; and

•

experience the likelihood of decreased liquidity because we anticipate that our common stock will decrease as a result of the Reclassification and the continued absence of an established trading market.

Plans or Proposals

Other than as described in this proxy statement, neither we nor our board of directors nor our executive officers have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and suspending our reporting obligations. Nevertheless, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares of our capital stock or entering into any other arrangement or transaction we may deem appropriate. In this event, our shareholders may receive payment for their shares of our common stock or Series A Preferred Stock in any such transaction lower than, equal to or in excess of the amount paid to those shareholders who exercise their dissenters’ rights and receive the fair value of their shares in connection with the Reclassification.

Record and Beneficial Ownership of Common Stock

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the Reclassification described in this proxy statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee, which is what is meant by “street name.” If that single nominee is the record shareholder for 1,500 or more shares, then the stock registered in that nominee’s name will be unaffected by the Reclassification. Because the Reclassification only affects record holders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 1,500 shares. Upon completion of the Reclassification, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the Reclassification, even if the number of shares they own is less than 1,500. If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will receive shares of Series A Preferred Stock in the Reclassification until it is consummated. However, we think it is unlikely that any brokerage firm or other nominee will hold less than 1,500 shares.

Shareholders who would prefer to remain as holders of common stock may elect to do so by acquiring sufficient shares so that they hold at least 1,500 shares in their own name immediately prior to the Reclassification, although this may be difficult based upon the limited market which currently exists for our common stock. In addition, beneficial owners who would receive shares of Series A Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Series A Preferred Stock as a part of the Reclassification, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. In either case, these shareholders will have to act far enough in advance of the Reclassification so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the effective date of the Reclassification.

Interests of Certain Persons in the Reclassification

Our executive officers and directors who are also shareholders will participate in the Reclassification in the same manner and to the same extent as all of the other shareholders. We anticipate that all of our directors and officers will own 1,500 or more shares of common stock, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors will own a larger relative percentage of the common stock on a post-reclassification basis. This represents a potential conflict of interest because our directors unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed Reclassification is fair to all of our shareholders for the reasons discussed in the proxy statement. Despite this potential conflict of interest, each member of our board and each of our executive officers believes the proposed Reclassification is fair to all of our unaffiliated shareholders, including our unaffiliated shareholders who will retain common stock and our unaffiliated shareholders who will receive Series A Preferred Stock, for the reasons discussed in the proxy statement.

The fact that each director’s percentage voting ownership of our common stock will increase as a result of the Reclassification was not a consideration in the board’s decision to approve the Reclassification or in determining the 1,500 -share cutoff for retaining common stock. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the board determined that any potential conflict of interest created by its members’ ownership of our stock is relatively insignificant. Furthermore, the increase in each director’s percentage voting ownership of our stock resulting from the Reclassification is expected to be insignificant. As a group, the percentage beneficial ownership of all directors and executive officers would increase from approximately 27.34% to approximately 30.76% after the Reclassification, which also is unlikely to have a practical effect on their collective ability to control the company.

In addition, our board of directors recognized that holders of common stock who will receive Series A Preferred Stock in the transaction may wish to remain voting shareholders of the company. However, the board of directors believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the company through their ownership of Series A Preferred Stock. See “Description of Capital Stock” beginning on page [    ]. See “- Background of the Reclassification” beginning on page [    ] and “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ].

None of our executive officers or directors, who each beneficially own at least 1,500 shares of common stock, has indicated to us that he or she intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 1,500 shares are held in each account, so that the holders would receive shares of Series A Preferred Stock in connection with the conversion of their common stock.

Financing of the Reclassification

We expect that the Reclassification will require approximately $100,000 consisting of professional fees and other expenses payable by us related to the Reclassification. See “- Fees and Expenses” beginning on page [    ] for a breakdown of the expenses associated with the Reclassification. We intend to pay for the expenses of the Reclassification through available working capital.

Material Federal Income Tax Consequences of the Reclassification

The following discusses the material federal income tax consequences to us and our shareholders that would result from the Reclassification. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of their individual circumstances.

Federal Income Tax Consequences to Thomasville Bancshares, Inc.

We believe that the Reclassification would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.

Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold our common stock after the Reclassification, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the Reclassification. We anticipate that most if not all of the members of our board of directors and our executive officers will be part of this group.

Federal Income Tax Consequences to Shareholders Who Receive Shares of Series A Preferred Stock

Shareholders receiving Series A Preferred Stock in exchange for their common stock should not recognize any gain or loss or dividend income in the Reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Series A Preferred Stock.

Although the Reclassification should be treated as a tax-free reorganization and the exchange of common stock for Series A Preferred Stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes. While ordinarily the receipt of stock, such as the Series A Preferred Stock, in a transaction such as the Reclassification, would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as “nonqualified preferred stock” may not be exchanged “tax-free” in a reorganization.

The term “nonqualified preferred stock” is preferred stock in which:

•	the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock,

•	the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock,

•

the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised, or

•	the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or similar indices.

Further, non-qualified preferred stock means stock which does not participate in corporate growth to any significant extent. Stock will not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the company.

The Series A Preferred Stock should not be considered “nonqualified preferred stock” because

•	it is entitled in all circumstances to dividends that are no less in amount than the amount of dividends to which the common stock is entitled;

•

the amount distributed with respect to a share of the Series A Preferred Stock in the event of a liquidation cannot be less than the amount distributed with respect to one share of our common stock; and

•	upon a change in control, the Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of common stock for each share of Series A Preferred Stock.

Nevertheless, if the IRS were to successfully contend that the Series A Preferred Stock should be treated as “nonqualified preferred stock” for federal income tax purposes, the receipt of the Series A Preferred Stock would be treated the same as the receipt of cash in the Reclassification.

Sale of Stock

Where the Series A Preferred Stock is received for common stock in a tax-free recapitalization, the proceeds from a subsequent sale of this Series A Preferred Stock will be treated as capital gain or loss to most shareholders. However, when a company recapitalizes its common stock in exchange for stock which is not common stock (generally defined to mean stock limited in liquidation and/or dividend rights), the stock received in the liquidation will be considered “Section 306 Stock” under the Code if the transaction is substantially the equivalent of a stock dividend. Generally, a transaction will be treated as equivalent to a stock dividend if a cash distribution (instead of the stock actually distributed) would have been treated as a dividend in whole or in part. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder’s stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Series A Preferred Stock was issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party (such as certain family members), and in such cases, the recapitalization could be treated as equivalent to a stock dividend. In that case, the Series A Preferred Stock received would be classified as Section 306 Stock.

If the Series A Preferred Stock is classified as Section 306 Stock, the proceeds from a subsequent sale of the Series A Preferred Stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any, would be recognized. Under current tax law, such dividend income will be taxed at the same rates that apply to net capital gains (i.e., currently 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2011.

If the Series A Preferred Stock is classified as Section 306 Stock and the stock is subsequently redeemed by the company, it is treated as a distribution of property which in part (pursuant to the rules described below) could be treated as a dividend. However, should the redemption be a “complete termination” of your interest in the company (as described below), the sales and exchange treatment described in the preceding paragraph should be appropriate.

In addition, if Section 306 Stock was issued with respect to common stock of a corporation and such Section 306 stock is subsequently exchanged for common stock of the same corporation, then the common stock so received will not be treated as Section 306 Stock. Should the Reclassification be effected, our articles of incorporation will provide that prior to certain “Changes in Control” the Series A Preferred Stock will be converted back into common stock, and as such, should no longer be considered Section 306 Stock.

Federal Income Tax Consequences to Shareholders Who Exercise Dissenters’ Rights

If you receive cash as a result of exercising dissenters’ rights in the Reclassification and do not continue to hold shares of our common stock immediately after the Reclassification, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

•	A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or

•

A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the Reclassification exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Under Section 302 of the Code, a redemption of your shares of our common stock as part of the Reclassification will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•	the Reclassification results in a “complete termination” of your interest in the company;

•	your receipt of cash is “substantially disproportionate” with respect to other shareholders; or

•	your receipt of cash is “not essentially equivalent to a dividend.”

These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.” In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities. This is referred to as “entity attribution.” You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

Complete Termination. If you receive cash as a result of exercising dissenters’ rights in the Reclassification and do not constructively own any of our stock after the Reclassification, your interest in the company will be completely terminated by the Reclassification, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

If you receive cash in the Reclassification and would only constructively own shares of our stock after the Reclassification as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in the company completely terminated by the Reclassification. Among other things, waiving family attribution requires (a) that you have no interest in the company (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the Reclassification and (b) that you include an election to waive family attribution in your tax return for the year in which the Reclassification occurs. You must also file with your IRS district director an agreement to notify the district director of any acquisition by you of a prohibited interest during the 10-year period.

Substantially Disproportionate. If you receive cash in the Reclassification and immediately after the Reclassification you own (directly or constructively) shares of our voting stock (voting stock has a specific definition for this purpose, which generally requires the stock to have the privilege to vote on directors), you must compare (a) your percentage ownership immediately before the Reclassification (i.e., the number of shares of voting stock actually or constructively owned by you immediately before the Reclassification divided by our number of outstanding shares of voting stock) with (b) your percentage ownership immediately after the Reclassification (i.e., the number of shares of voting stock actually or constructively owned by you immediately after the Reclassification divided by our number of shares of voting stock outstanding immediately after the Reclassification).

If your post-Reclassification ownership percentage is less than 80% of your pre-Reclassification ownership percentage and you own less than 50% of the total combined voting stock of the company, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of the company (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in the company is minimal, and (c) your post-Reclassification ownership percentage is less than your pre-Reclassification ownership percentage, then your receipt of cash may be “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash.

Capital Gain and Loss For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Backup Withholding

Shareholders who exercise dissenters’ rights and receive cash in the Reclassification would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the Reclassification to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the Reclassification. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of exercising dissenters’ rights in the Reclassification may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the Reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.

Dissenters’ Rights

Under Georgia law, shareholders who comply with the procedures set forth in Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code (the “Georgia Code”) relating to dissenters’ appraisal rights are entitled to receive in cash the fair value of his or her shares of common stock. A shareholder must comply strictly with the procedures set forth under Georgia law relating to dissenters’ rights, which are set forth in Appendix B to this proxy statement. Failure to follow such procedures will result in a termination or waiver of his or her dissenters’ rights. A vote in favor of one or both Amendments will constitute a waiver of your dissenters’ rights. Additionally, not voting in favor of one or both of the Amendments, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the special meeting, does not perfect your dissenters’ rights.

To perfect dissenters’ appraisal rights, a holder of stock must not vote in favor of at least one of the proposed Amendments, and must deliver to us, before the vote is taken, written notice of the shareholder’s intent to demand payment for his or her shares if the proposed Amendment is effected. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Stephen H. Cheney, our president and chief executive officer, at 301 North Broad Street, Thomasville, Georgia 31792. A shareholder who does not properly deliver this written notice is not entitled to payment for the shareholder’s shares.

Within 10 days after the date of the Reclassification, we will send each shareholder who satisfied the requirements above a dissenters’ notice. The dissenters’ notice will include direction as to where the shareholder must send a payment demand, where and when the certificates for the shares must be deposited. The dissenters’ notice from us will also set a date by which we must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date such dissenters’ notice is delivered. The dissenters’ notice will also be accompanied by a copy of Article 13 of the Georgia Code.

A shareholder asserting his or her appraisal rights must execute and send a payment demand to us and deposit his or her certificates in accordance with the terms of the dissenters’ notice before the date specified in the dissenters’ notice.

A shareholder who does not send us a demand for payment and deposit his or her certificates by the date set forth in the dissenters’ notice will no longer be entitled to dissenters’ appraisal rights.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any single beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

Within 10 days of the later of the date the proposed corporate action is taken, or receipt of a payment demand if made within the prescribed period, we will, by notice to each dissenter who complied with the above requirements, offer to pay to such dissenter the amount we estimate to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by: (1) our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any; (2) a statement of our estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenters’ right to demand payment under Georgia Code Section 14-2-1327; and (5) a copy of Article 13 of the Georgia Code.

If we do not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, we will return the deposited certificates to the dissenting shareholders.

If the dissenting shareholder accepts our offer by written notice to us within 30 days after our offer or is deemed to have accepted such offer by failure to respond within said 30 days, we will make payment for his or her shares within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

Should a dissenter choose not to accept our offer, the dissenter may notify us in writing of their own estimate of the fair value of their shares and amount of interest due and demand payment of their estimate of the fair value of their shares and interest due, if: (i) they believe that the amount we offered is less than the fair value of their shares or that the interest due is incorrectly calculated; or (ii) we, having failed to effectuate the Amendments and Reclassification, do not return their deposited share certificates within 60 days after the date set for demanding payment. A dissenting shareholder will waive their right to demand payment under Georgia Code Section 14-2-1327 and be deemed to have accepted our offer unless they notify us of their demand in writing within 30 days after our offer of payment for their shares.

If a dissenting shareholder makes a demand for payment remains unsettled, we will commence a proceeding within 60 days after receiving the payment demand and petition a court of competent jurisdiction to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within the 60- day period, we will pay each dissenter whose demand remains unsettled the amount demanded. We will commence the proceeding, which will be a nonjury equitable valuation proceeding, in the superior court of Thomas County, Georgia. We will make all dissenters, whether or not residents of Georgia, whose demands remain unsettled parties to the proceeding, which will have the effect of an action quasi in rem against their shares. We will serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of the State of Georgia in the manner provided by Georgia law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law. Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court will assess the costs against us, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable: (1) against us and in favor of any or all dissenters if the court finds we did not substantially comply with the requirements of Georgia Code Sections 14-2-1320 through 14-2-1327; or (2) against either us or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Code. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after a corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Georgia Code Sections 14-2-1320 and 14-2-1322.

This is a summary of the material rights of a dissenting shareholder, and is qualified by reference to the dissenters’ appraisal rights provisions contained in the Georgia Code, which are reproduced in full in Appendix B to this proxy statement and are incorporated into this proxy statement by reference. If you intend to dissent from approval of the Reclassification, you should carefully review the text of Appendix B and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

We plan to rely on an independent third party to determine the “fair value” of our shares of common stock as of the date of the Reclassification.

Regulatory Requirements

In connection with the Reclassification, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•	filing of the amendments to our articles of incorporation with the Georgia Secretary of State, in accordance with Georgia law; and

•	complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

The accounting treatment of the Reclassification will be in accordance with U.S. generally accepted accounting principles. For shares of common stock purchased from dissenters, additional paid-in capital will be reduced by the amount paid for the shares.

Fees and Expenses

We will be responsible for paying the Reclassification related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $100,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Legal fees	$80,000
Accounting fees	10,000
Printing and mailing costs	5,000
Miscellaneous	5,000

Total	$100,000

We anticipate that these fees will be paid with existing working capital.

IMPORTANT NOTICES

Our common stock and our Series A Preferred Stock are not deposits or bank accounts and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected.

We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reclassification is accomplished. When we use words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

•	changes in economic conditions, both nationally and in our primary market area;

•	changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

•	the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities.

The words “we,” “our,” and “us,” as used in this proxy statement, refer to Thomasville Bancshares, Inc. and its wholly-owned subsidiary, Thomasville National Bank, collectively, unless the context indicates otherwise.

INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS

Time and Place

This proxy statement is being furnished to our shareholders in connection with our board’s solicitation of proxies to be used at the special meeting and at any adjournments of that meeting. The special meeting is scheduled to be held at our headquarters, 301 North Broad Street, Thomasville, Georgia 31792 at [        ] [        ].m., local time, on [                ,     ], 2008. Our telephone number is (229) 266-3300.

Record Date and Mailing Date

The close of business on [                    ], 2008 is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed this proxy statement and the enclosed proxy card to our shareholders on or about [                    ], 2008.

Number of Shares Outstanding

As of the close of business on the record date, we had 10,000,000 shares of common stock, $1.00 par value, authorized, of which [            ] shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

Proposals to be Considered

Shareholders will be asked to vote upon the following matters:

1.	Creation of a New Class of Capital Stock. An amendment to our articles of incorporation to authorize the issuance of a new class of preferred stock, designated as Series A Preferred Stock.

2.	Reclassification of Stock. An amendment to our articles of incorporation to reclassify certain of our shares of existing common stock into Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Exchange Act.

3.	Adjournment. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

4.	Other Business. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

The full text of the Amendments to our articles of incorporation is attached as Appendix A.

Dissenters’ Rights

If we complete the Reclassification, the board of directors has resolved to grant statutory dissenters’ rights under the provisions of Georgia law to those shareholders who do not vote in favor of one or both of the proposed Amendments and who comply with all procedural requirements of Georgia law. See “- Dissenters’ Rights” beginning on page [    ].

Procedures for Voting By Proxy

If you properly sign, date and return your proxy card before the special meeting, we will vote your shares as you direct. For the amendments to our articles of incorporation to effect the Reclassification and for approval to adjourn the special meeting, if necessary, to solicit additional proxies, you may vote “for,” “against”

or you may “abstain” from voting. If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the Amendments to our articles of incorporation. The board of directors knows of no other business to be presented at the special meeting. If any matters other than those set forth above are properly brought before the special meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

You can change or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting another proxy with a more recent date than that of the proxy first given; or

•	attending the special meeting and voting in person, although attendance by itself will not revoke previously granted proxy; or

•	sending written notice of revocation to our president and chief executive officer, Stephen H. Cheney, at Thomasville Bancshares, Inc., 301 North Broad Street, Thomasville, Georgia 31792.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of our outstanding shares of common stock are represented in person or by proxy. Based on the [            ] shares of our common stock outstanding as of the record date, a quorum will consist of [            ] shares represented in person or by proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Approval of the Amendments to our articles of incorporation and the Reclassification will require the affirmative vote of a majority of our outstanding common stock, or at least [            ] shares. The adjournment proposal and any other matter that may properly come before the special meeting requires that more shares be voted in favor of the matter than are voted against the matter.

As of the date of this proxy, our directors and executive officers beneficially own approximately [            ] shares, or approximately [    ]%, of the outstanding shares of common stock (including exercisable stock options). Every director and executive officer has indicated their intent to vote his or her shares in favor of each of the proposed Amendments to the articles of incorporation and, if necessary, the adjournment proposal.

Abstentions

Although abstentions do not count as votes in favor of or against a given matter, they will have the effect of votes “against” the Amendments because approval is based on a percentage of the votes eligible to be cast, as opposed to votes actually cast. Abstentions, however, will not affect the outcome of the adjournment proposal or any other proposal properly brought before the meeting because only the majority of the votes cast must be in favor of such a proposal.

Broker Non-Votes

Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in his or her own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in their own discretion with respect to either of the proposed Amendments. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will have the effect of votes “against” the Amendment proposals presented at the special meeting.

Solicitation of Proxies

Proxies are being solicited by our board of directors, and we will pay all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies personally or by telephone, facsimile, or electronic mail. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL NO. 1: APPROVAL OF THE SERIES A PREFERRED STOCK

Proposal No. 1 contains a proposed Amendment to our articles of incorporation that would authorize 2,000,000 shares of Series A Preferred Stock with the following relative rights and privileges. Proposal No. 1 will not be effected unless Proposal No. 2 is also approved. Our board of directors unanimously recommends that shareholders vote “FOR” Proposal No. 1 to amend the company’s articles of incorporation and authorize the Series A Preferred Stock.

Terms of the Series A Preferred Stock to be Issued in the Reclassification

General. The shares of Series A Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of stock.

Rank. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the company, ranks senior to the common stock and to all other classes and series of equity securities of the company, other than any classes or series of equity securities that the company subsequently issues ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of the company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes of Series A Preferred Stock and equity securities designated by our board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the company, including notes and debentures.

Dividend Rights. Holders of Series A Preferred Stock are entitled to a preference in the distribution of dividends, when and if declared and paid by us, so that holders of the Series A Preferred Stock are entitled to receive dividends in an amount equal to that declared to be paid to common shareholders prior to the receipt of dividends by the holders of common stock. We are not required to pay any dividends on the Series A Preferred Stock and have the right to waive the declaration or payment of dividends. Any dividends waived by us will not accumulate to future periods and will not represent a contingent liability. Under Georgia law, dividends may be legally declared or paid by us only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

For additional information regarding the ability of our bank subsidiary to pay dividends and the regulatory and statutory limitations on that ability, please refer to “Market Price for our Common Stock and Dividend Information” on page [    ].

Perpetual Stock. The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

Voting Rights. Holders of Series A Preferred Stock will have no general voting control over the company and will be entitled to vote only upon any merger, share exchange, sale of substantially all of the assets, voluntary dissolution of the company and except as otherwise required by law. On those matters on which the holders of the Series A Preferred Stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Series A Preferred Stock vote together with the holders of common stock on matters to which they are entitled to vote.

Conversion Rights. The shares of Series A Preferred Stock are automatically converted to shares of common stock at a one-for-one ratio upon a change in control of the company. The shares are not convertible otherwise.

Liquidation Rights. Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the company, equal to the greater of book value per share or the amount per share paid to holders of common stock.

Preemptive Rights. Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of our capital stock that may be issued in the future.

Antidilution Adjustments. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares or stock dividend, an appropriate adjustment shall be made by our board of directors in the number and relative terms of the Series A Preferred Stock.

Right of First Refusal. The company will have the right to repurchase shares of Series A Preferred Stock that become subject to a proposed sale or transfer to a third party. Upon notice from a preferred shareholder, the company will have five business days to exercise its right of first refusal and repurchase the shares of Series A Preferred Stock, upon the same terms as the proposed sale or transfer. If the company does not exercise its right of first refusal, the preferred shareholder may sell and transfer his or her Series A Preferred Stock to the third party.

Redemption Rights. Holders of Series A Preferred Stock have no right to require us to redeem their shares.

PROPOSAL NO. 2: APPROVAL OF THE RECLASSIFICATION OF SHARES

Proposal No. 2 contains a proposed Amendment to our articles of incorporation that will effect a reclassification of our capital stock through an exchange of shares of common stock for shares of Series A Preferred Stock as described more fully below. Proposal No. 2 will not be effected unless Proposal No. 1 is also approved. Our board of directors unanimously recommends that shareholders vote “FOR” Proposal No. 2 to amend the company’s articles of incorporation to effect the Reclassification.

Proposal No. 2 provides for the reclassification of the company’s common stock into shares of Series A Preferred Stock. Shareholders owning fewer than 1,500 shares of the company’s common stock will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Reclassification, which is the date on which articles of amendment containing the proposed Amendments to our articles of incorporation are filed with the Secretary of State of Georgia. All other shares of common stock will remain outstanding.

DETERMINATION OF SHARES “HELD OF RECORD”

Shareholders who are the “record holders” of fewer than 1,500 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Reclassification. A record holder of 1,500 or more shares will be unaffected. Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, Proposal No. 2 is based on the number of shares held of record without regard to the ultimate control of the shares.

A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates (individually, as a joint tenant with someone else, as trustee, and in an IRA), those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.

As a result, a single shareholder with 1,500 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 1,500 shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing 1,500 or more shares, or acquire additional shares in the market prior to the effective date of the Reclassification, or place all of the shares into a “street name” account with a holder holding at least 1,500 shares. Additionally, a shareholder who holds 1,499 shares or less of common stock in “street name” may be unaffected by the Reclassification if the broker holds an aggregate of 1,500 or more shares.

IMPLEMENTATION AFTER THE SPECIAL MEETING

Legal Effectiveness

As soon as practicable after the special meeting, provided that shareholders approve both of the Amendments to our articles of incorporation, we will file the Amendments with the Georgia Secretary of State. The Reclassification will be effective upon the filing of the Amendments with the Georgia Secretary of State. After the Amendments have been filed with the Georgia Secretary of State, we will send those shareholders whose shares of common stock are being converted to Series A Preferred Stock a letter of transmittal that will inform those shareholders how to receive new stock certificates for their Series A Preferred Stock.

Under Georgia law, our board of directors are permitted to abandon the Reclassification after shareholder approval but prior to filing the Amendments to our articles of incorporation with the Georgia Secretary of State. We have no plans to do so unless there are excessive numbers of shares exercising dissenters’ rights or the effect of the Reclassification would not result in the anticipated number of shareholders for each class that would permit deregistration without a substantial risk of being later required to reregister. If the Reclassification is not completed, whether due to a failure to be approved by our shareholders or a decision by our board of directors to abandon, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Upon consummation of the Reclassification, those record shareholders owning less than 1,500 shares of our common stock at the effective time of the Reclassification will automatically have their stock holdings converted from common stock to Series A Preferred Stock on a one share for one share basis. Upon consummation of the Reclassification, those record shareholders owning 1,500 or more shares of common stock prior to the Reclassification will retain those common shares after the Reclassification.

Exchange of Certificates

The letter of transmittal will provide the means by which shareholders will surrender their common stock certificates and obtain their Series A Preferred Stock. If certificates evidencing Thomasville Bancshares common stock have been lost or destroyed, we may, in our sole discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to us in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying us and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact the company as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the letter of transmittal that will be sent to shareholders after the Reclassification becomes effective.

INFORMATION ABOUT THOMASVILLE BANCSHARES, INC.

General

We were incorporated in March 1995 to serve as the holding company for Thomasville National Bank, a national banking association. Thomasville National Bank opened for business in October 1995, and presently operates two branches in Thomasville, Georgia. The bank is a full service commercial bank, with trust powers, and offers a full range of interest-bearing and non-interest-bearing accounts, as well as commercial loans, real estate loans, home equity loans and consumer/installment loans. In addition, the bank offers investment advisory and wealth management services through TNB Financial Services, a division of the bank.

Executive Officers and Directors

The following information sets forth the names, ages and titles of the directors and executive officers of the company, their present principal occupation and their business experience during the past five years. Each of our directors also serves as a director of Thomasville National Bank.

During the last five years, none of our executive officers or directors has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens. The business address of each director or officer listed below is 301 North Broad Street, Thomasville, Georgia 31792; telephone (229) 266-3300. The individuals identified below and Thomasville Bancshares collectively constitute the “filing persons” under Rule 13e-3 of the Exchange Act with respect to this transaction.

Charles A. Balfour, age 44, has been a director since 1995. Mr. Balfour is president of Balfour Timber Company, Inc., where he has served as president since 1994. He is also president of Balfour Pole, LLC, a manufacturer of utility poles and pilings. He currently serves on the board of the Georgia Forestry Association.

Joel W. Barrett, age 39, has been a director since May 2006, and is president of TNB Financial Services, a division of Thomasville National Bank. Mr. Barrett has been with the company since July 2002. He currently serves on the boards of the Marguerite N. Williams Boys and Girls Club, the Thomasville/Thomas County Chamber of Commerce, and is an Officer of First Presbyterian Church of Thomasville.

Stephen H. Cheney, age 50, has been president and chief executive officer, and a director of the company, since March 1995. In addition to his profession, Mr. Cheney is currently President of Thomasville Team 2000, a member of the board of directors of Archbold Medical Center and a member of the Board of Trustees of Thomas University. He is also past President of the Thomasville YMCA, past member of the Thomasville Payroll Development Authority, past Chairman of the Thomasville/Thomas County Chamber of Commerce and former vice chairman of the Thomasville Housing Authority.

David A. Cone, age 43, has been a director of the company since 1999 and a director of the bank since 1996. Mr. Cone is president of Cone Machinery, Inc., a manufacturer of sawmill equipment. He has served as president for eighteen years. He is also president of PDK Investments, Inc., a family owned investment company. He is currently a member of the Thomasville Y.M.C.A. Board of Directors. He is past president of the Thomasville Y.M.C.A.

Charles E. Hancock, M.D., age 48, has been a director since 1995. Dr. Hancock is an orthopedic surgeon in private practice at the Thomasville Orthopedic Center, where he has practiced since 1991. Dr. Hancock is affiliated with the Archbold Medical Center. He is also chairman of Devour Brands, LLC, parent company of Granddaddy’s Barbeque, LLC based in Thomasville.

Charles H. Hodges, III, age 43, has served as executive vice president of the company since its inception in January 1995. In addition, Mr. Hodges serves as board member of several key organizations, including the Thomasville Downtown Development Authority. Mr. Hodges is also the past chairman of the Thomasville/Thomas County Chamber of Commerce and past president of the Thomasville Music & Drama Troupe.

Harold L. Jackson, age 60, has been a director since 1995. Mr. Jackson is the president and general manager of Petroleum Products, Inc., a distributor of fuel and oil products to retail, industrial and agricultural customers throughout South Georgia. Mr. Jackson is also chief executive officer of Jack Rabbit Foods, Inc. He currently serves as chairman of the board of directors of the South Georgia Fellowship of Christian Athletes, and is director of the Georgia Oilman’s Association. Mr. Jackson is also a member and past president of the Thomasville Shriners Club, a member of the Masonic Lodge and a member of the Hasan Temple.

Randall L. Moore, age 48, joined the board of directors of Thomasville National Bank in May 1996 and was elected to the company’s board of directors in May 1999. Mr. Moore is president and co-owner of Moore & Porter Produce of Thomasville, Inc., a wholesaler of vegetables. He is also co-owner of S.M.P. Marketing Co. of Benton Harbor, Michigan, and Big Buck Bean Co. of Americus, Georgia. He currently serves on the Board of Directors of Glen Arven Country Club.

Diane W. Parker, age 67, joined the board of directors of Thomasville National Bank in September 1997 and was elected to the company’s board of directors in May 1999. Ms. Parker is the owner of The Gift Shop, Ltd. She is also vice president of Williams & Parker, LLC and The Williams Family Foundation of Georgia. She is a past vice chairman of the Thomasville Antiques Show.

Cochran A. Scott, Jr., age 52, has served as a director since 1995. Mr. Scott has served as President of Scott Hotels, Inc., a hotel management and development company, since 1996. Mr. Scott is a former member of the Advisory Board of Directors of Trust Company Bank of South Georgia.

Richard L. Singletary, Jr., age 48, has been a director since March 1995. Mr. Singletary is the president of several real estate development companies with interests in single-family homes and apartment communities. He has been developing real estate since 1991, and his previous work experience includes four years of banking with the First National Bank of Atlanta. Mr. Singletary recently served on the Thomasville City Council for 15 years and has recently retired as Mayor of the City. He serves on the following boards of directors: John D. Archbold Memorial Hospital, Thomasville Y.M.C.A., the State of Georgia Board of Economic Development, and the Thomasville/Thomas County Recreation Advisory Board.

Transactions Involving Our Securities

There have not been any transactions involving shares of our common stock by any of our directors, officers, employees or affiliates during the last 60 days, except pursuant to the company’s 2000 Directors’ Plan. The 2000 Directors’ Plan, which the board of directors adopted in 2000, is a non-qualified deferred compensation plan for directors of the company. Under the plan, a director may elect to defer receipt of all or a portion of his or her director’s fees that would otherwise be payable in cash. At the end of each month, the deferred fees are converted, using the fair market value of the company’s stock on the date of the company’s regularly scheduled monthly board meeting, into a hypothetical number of shares, or phantom shares, credited to the director’s account. The amount credited to the account will be paid, in shares of the company’s common stock, to the director or his or her beneficiary upon termination of his or her directorship for any reason, including, without limitation, death, retirement or removal, or upon a change in control of the company. Each director of the company participates in the plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of shares of our common stock beneficially owned by (i) our directors and executive officers, and (ii) all of our directors and executive officers as a group. Other than directors Stephen H. Cheney and Richard L. Singletary, Jr., there is no person known to us to be the beneficial owner of more than 5% of our outstanding common stock. The information shown in this table is based on information provided to us as of November 15, 2008.

Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within 60 days from November 15, 2008.

No change of control of the company has occurred and there are no arrangements known to us, the operation of which may at a subsequent date result in a change of control of the company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Shares (2)
Charles A. Balfour	48,628	(3)	1.64

Joel W. Barrett	66,154	(4)	2.22

Stephen H. Cheney	165,148	(5)	5.52

David A. Cone	17,894	(6)	.60

Charles E. Hancock, M.D.	67,365	(7)	2.26

Charles H. Hodges, III	101,119	(8)	3.38

Harold L. Jackson	31,108	(9)	1.05

Randall L. Moore	65,419	(10)	2.20

Diane W. Parker	47,578	(11)	1.60

Cochran A. Scott, Jr.	76,880	(12)	2.58

Richard L. Singletary, Jr.	156,404	(13)	5.25

All executive officers and directors as a group (11 persons)	843,700	(14)	27.36

(1)	Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable and securities as to which that person has the right to acquire beneficial ownership within sixty days. Beneficial ownership as reported in the above table has been determined in accordance with SEC rules.
(2)	The percentages are based upon 3,083,214 shares outstanding.
(3)	Includes 10,000 shares held by Mr. Balfour as custodian for his children and 4,628 shares earned pursuant to the 2000 Directors’ Plan.
(4)	Includes 1,687 shares earned pursuant to the 2000 Directors’ Plan, 4,217 shares earned pursuant to the Bonus Plan, and 8,000 unexercised stock options.
(5)	Includes 1,444 shares held in Mr. Cheney’s wife’s individual retirement account, 12,229 shares earned pursuant to the 2000 Directors’ Plan, 5,186 shares earned pursuant to the Bonus Plan, and 7,680 unexercised stock options.
(6)	Includes 5,793 shares earned pursuant to the 2000 Directors’ Plan.
(7)	Includes 6,392 shares earned pursuant to the 2000 Directors’ Plan.
(8)	Includes 1,864 shares held by Mr. Hodges as custodian for his children, 11,555 shares earned pursuant to the 2000 Directors’ Plan, 3,756 shares earned pursuant to the Bonus Plan, and 8,000 unexercised stock options.
(9)	Includes 5,108 shares earned pursuant to the 2000 Directors’ Plan.
(10)	Includes 5,419 shares earned pursuant to the 2000 Directors’ Plan.
(11)	Shares are held in trust in the name of Central Memphis Company, c/o First Tennessee Bank Trust Division. Includes 4,577 shares earned pursuant to the 2000 Directors’ Plan.
(12)	Includes 48,000 shares held by Mr. Scott as custodian for his children and 7,079 shares earned pursuant to the 2000 Directors’ Plan.
(13)	Includes 10,572 shares owned by Mr. Singletary’s wife, 20,000 shares held in Mr. Singletary’s wife’s individual retirement account, 400 shares held by Mr. Singletary as custodian for his children, and 12,972 shares earned pursuant to the 2000 Directors’ Plan.
(14)	Includes 77,445 shares earned pursuant to the 2000 Directors’ Plan, 13,159 shares awarded pursuant to the Bonus Plan, and 23,680 shares subject to options that are currently exercisable within 60 days of the date of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of our directors and officers and members of their immediate family are customers of our bank subsidiary and have had and expect to have loan transactions with our bank in the ordinary course of business. In addition, some of our directors and officers are, at present, as in the past, affiliated with businesses which are customers of our bank and which have had and expect to have loan transactions with our bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of our board of directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features.

As of November 15, 2008, we had options outstanding to our directors, executive officers and employees to purchase up to 136,998 shares of common stock. Other than these options, neither we nor any of our affiliates are party to any agreement, arrangement, or understanding, with respect to our securities, including agreements with respect to the transfer or voting of securities, joint ventures, puts or calls, and the giving or withholding of proxies, consents or authorizations, except for shares of common stock credited to our directors’ accounts pursuant to the 2000 Directors’ Plan.

SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)

Set forth below is our selected historical consolidated financial information, which was derived from the audited consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2006 (the “Annual Reports”) and from our unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q for the nine months ended September 30, 2008 and September 30, 2007 (the “Quarterly Reports”) and from other information and data contained in the Annual Reports and the Quarterly Reports. More comprehensive financial information is included in the Annual Reports and the Quarterly Reports.

The financial information that follows is only a summary and is qualified by reference to, and should be read in conjunction with, the Annual Reports, the Quarterly Reports and all of the financial statements and related notes contained in the Annual Reports and the Quarterly Reports and in all other information filed with the SEC, copies of which may be obtained as set forth below under the caption “Other Matters—Where You Can Find More Information” on page [    ].

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	As of and for the year ended December 31, 2007	As of and for the year ended December 31, 2006
(In thousands, except per share amounts)
Net interest income	$11,164	$10,602
Provision for loan losses	$595	$720
Other income	$4,049	$3,701
Other expense	$8,164	$7,412
Income taxes	$2,004	$1,850

Net income	$4,450	$4,321

PER COMMON SHARE
Basic earnings per share	$1.50	$1.46
Diluted earnings per share	$1.45	$1.42
Cash dividends declared	$0.40	$0.30
Book value	$10.10	$8.83

AT PERIOD END
Loans, net	$273,453	$239,096
Earning assets	$290,484	$271,396
Assets	$313,167	$299,260
Deposits	$264,275	$260,704
Shareholders’ equity	$29,913	$26,109
Common stock outstanding	2,962,867	2,957,698

AVERAGE BALANCES
Loans, net	$263,321	$220,842
Earning assets	$299,833	$247,675
Assets	$323,449	$283,454
Deposits	$280,658	$243,204
Shareholders’ equity	$28,011	$24,293
Weighted average shares outstanding - basic	2,959,966	2,950,272
Ratio of earnings to fixed charges	1.57X	1.69X

	As of and for the nine months ended September 30, 2008	As of and for the nine months ended September 30, 2007
(In thousands, except per share amounts)
Net interest income	$8,387	$8,142
Provision for loan losses	$225	$190
Other income	$3,185	$3,021
Other expense	$6,129	$5,962
Income taxes	$1,934	$1,756

Net income	$3,284	$3,255

PER COMMON SHARE
Basic earnings per share	$1.11	$1.10
Diluted earnings per share	$1.07	$1.06
Cash dividends declared	$0.50	$0.40
Book value	$10.78	$9.61

AT PERIOD END
Loans, net	$285,539	$272,348
Earning assets	$304,961	$331,170
Assets	$323,660	$351,888
Deposits	$265,137	$308,979
Shareholders’ equity	$32,001	$26,109
Common stock outstanding	2,968,931	2,962,071

AVERAGE BALANCES
Loans, net	$282,228	$258,024
Earning assets	$299,580	$293,283
Assets	$317,954	$316,739
Deposits	$258,345	$275,064
Shareholders’ equity	$30,957	$26,635
Weighted average shares outstanding - basic	2,965,914	2,959,885
Ratio of earnings to fixed charges	1.89X	1.59X

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The summary pro forma balance sheet data is based on historical data as of September 30, 2008, adjusted to give effect to the conversion of 226,000 shares of common stock (which constitute the shares held by those holders of shares of common stock holding 1,499 or fewer shares of common stock) into shares of Series A Preferred Stock. The pro forma balance sheet data is based on the assumption that expenses of $100,000 will be incurred in the Reclassification. We have assumed that all of the cash required for the expenses of the transaction was paid from available cash.

The following summary unaudited consolidated financial information gives effect to the Reclassification as if it had occurred on January 1, 2008 for the nine months ended September 30, 2008 information, and January 1, 2007 for the year ended December 31, 2007 information. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

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Thomasville Bancshares, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2008

(In thousands, except per share data)

(Unaudited)

	Historical		Pro Forma Adjustments		Pro Forma Combined
			Debit	Credit
ASSETS
Cash and due from banks	$4,619	(1)		$(100)	$4,519
Interest bearing deposits with banks	$50				$50
Federal funds sold	$6,987				$6,987
Securities available for sale	$10,512				$10,512
Restricted equity securities	$1,873				$1,873
Loans, net	$285,539				$285,539
Premises and equipment	$6,224				$6,224
Other assets	$4,484				$4,484
Goodwill	$3,372				$3,372

Total assets	$323,660				$323,560

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:

Non-interest bearing	$24,250				$24,250

Interest bearing	$240,887				$240,887

Total deposits	265,137				$265,137

Federal funds purchased and securities sold under agreements to repurchase	$676				$676
Federal Home Loan Bank borrowings	$20,217				$20,217
Junior subordinated debentures	$4,124				$4,124
Other liabilities	$1,505				$1,505

Total liabilities	$291,659				$291,659

Series A Preferred Stock	—	(2)		$226	$226
Common stock	$2,969	(2)	$(226)		$2,743
Paid-in capital	$9,011	(1)	$(100)		$8,911
Retained earnings	$20,054				$20,054
Accumulated other comprehensive loss	$(33)				$(33)

Total shareholders’ equity	$32,001				$31,901

Total liabilities and equity	$323,660				$323,560

(1) Represents the cost of the transaction. (2) Assumes the issuance of 226,000 shares of Series A Preferred Stock, issued in exchange for 226,000 shares of common stock
Shares outstanding (common and Series A Preferred)	2,968,931				2,968,931
Book value per common-equivalent share	$10.78				$10.74

See accompanying notes to pro forma consolidated financial statements.

Thomasville Bancshares, Inc.

Pro Forma Condensed Consolidated Statement of Income

For the Nine Months Ended September 30, 2008

(In thousands, except per share data)

(Unaudited)

	Historical	Pro Forma Adjustments	Pro Forma
Interest income	$14,247		$14,247
Interest expense	$5,860		$5,860

Net interest income	$8,387		$8,387

Provision for loan losses	$225		$225
Other income	$3,185		$3,185
Other expense	$6,129		$6,129

Income before taxes	$5,218		$5,218
Income tax expense	$1,934		$1,934

Net Income	$3,284		$3,284

Basic earnings per share	$1.11		$1.16
Diluted earnings per share	$1.07		$1.07
Ratio of earnings to fixed charges	1.89X		1.85X

The proposed Reclassification would not have an effect on our historical statement of income as all transaction costs would be financed with existing non-interest bearing cash.

See accompanying notes to pro forma consolidated financial statements.

Thomasville Bancshares, Inc.

Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2007

(Dollars in thousands, except per share data)

(Unaudited)

	Historical	Pro Forma Adjustments	Pro Forma
Interest income	$22,507		$22,507
Interest expense	11,343		11,343

Net interest income	11,164		11,164

Provision for loan losses	595		595
Other income	4,049		4,049
Other expense	8,164		8,164

Income before income taxes	6,454		6,454

Income tax expense	2,004		2,004

Net income	$4,450		$4,450

Basic earnings per share	$1.50		$1.59
Diluted earnings per share	$1.45		$1.45
Ratio of earnings to fixed charges	1.57X		1.56X

The proposed transaction would not have an effect on our historical statement of income as all transaction costs would be financed with existing non-interest bearing cash.

See accompanying notes to pro forma consolidated financial statements.

Thomasville Bancshares, Inc.

Notes to Consolidated Pro Forma Financial Statements

(1)	The unaudited pro forma consolidated balance sheet as of September 30, 2008, and consolidated statements of income for the year ended December 31, 2007 and for the nine months ended September 30, 2008 have been prepared based on the historical consolidated balance sheets and statements of income, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2)	In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are of a normal and recurring nature.

MARKET PRICE FOR COMMON STOCK AND DIVIDEND INFORMATION

Market for Common Stock

Our common stock is quoted in the “pink sheets” under the symbol “THVB.PK”. There has been limited trading, and trading to date has not created an active market for our common stock. Thus, the prices at which trades occur may not be representative of the actual value of our common stock. On a number of days during the periods indicated, there no trades of our common stock.

The following table sets forth the high and low bid prices for our common stock during the periods indicated. These prices reflect inter-dealer quotations without retail mark-ups, markdowns, or commissions and may not necessarily represent actual transactions.

	High	Low
2008
First Quarter	21.00	19.75
Second Quarter	21.00	17.50
Third Quarter	18.50	16.00
Fourth Quarter(1)	18.00	11.00

2007
First Quarter	25.00	23.00
Second Quarter	25.00	24.40
Third Quarter	25.00	23.25
Fourth Quarter	23.25	19.35

2006
First Quarter	22.50	19.85
Second Quarter	25.00	21.50
Third Quarter	25.00	22.50
Fourth Quarter	24.13	22.48

(1)	Through November 25, 2008

The last reported sales price of our common stock prior to the date of this proxy statement was $14.90 on November 25, 2008.

We paid cash dividends on our common stock totaling $1,184,828, or $0.40 per share, for 2007 and $866,733, or $0.30 per share, for 2006. For the nine month period ended September 30, 2008, we paid cash dividends on our common stock totaling $1,483,724 or $0.50 per share.

Dividend Information

The payment of dividends in the future is subject to the discretion of our board of directors. Our ability to pay dividends is dependent on our cash-on-hand and cash dividends paid to us by our bank subsidiary. The ability of our bank subsidiary to pay dividends to us is restricted by applicable regulatory requirements for national banks. Under federal law, a national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus no less than one-tenth of the bank’s net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the Office of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus.

Under Georgia law, dividends may be legally declared or paid by us only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our assets equal or exceed the sum of our liabilities. No assurances can be given that dividends will continue in the future periods or, if declared, what the amount of such dividend would be.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We currently have 10,000,000 shares of authorized voting common stock, $1.00 par value per share. As of the record date, we had [            ] registered shareholders of record and [            ] shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action will be taken by our shareholders. In the event the Series A Preferred Stock is entitled to vote, the common stock will vote together with the Class A Preferred Stock.

The holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for dividends, and upon liquidation or dissolution of the company, whether voluntary or involuntary, to share equally in all assets of the company available for distribution to the common shareholders. The payment of any such dividends or distributions will be subject to the rights granted to holders of the shares of the Series A Preferred Stock issued in the Reclassification, discussed below.

Preferred Stock

Our articles of incorporation do not currently authorize us to issue any shares of preferred stock. The amendments to our articles of incorporation that you will consider at the special meeting will provide for (a) the authorization of 2,000,000 shares of Series A Preferred Stock; (b) the reclassification of shares of common stock held by shareholders who own 1,499 or fewer shares of common stock into shares of Series A Preferred Stock. The Reclassification will be made on the basis of one share of Series A Preferred Stock for each share of common stock held.

As to the remaining authorized shares of Series A Preferred Stock which will not be issued in the Reclassification, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock for such consideration as our board of directors may determine. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of Series A Preferred Stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Series A Preferred Stock

We are proposing to authorize an additional class of capital stock entitled Series A Preferred Stock. See “Proposal No. 1-Approval of the Series A Preferred Stock” and Appendix A for a description of its terms.

PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY

If at the special meeting the number of shares of existing common stock voting in favor of the Amendments is greater than the number of shares voted against the Amendments but is less than the absolute majority of all outstanding shares required to approve the Amendments under Georgia law, management intends to move to adjourn the meeting in order to enable it to solicit additional proxies in favor of the Amendments. In that event, we will ask our shareholders to vote only upon the adjournment proposal and not upon the other proposals described in this proxy statement.

In the adjournment proposal, we are asking our shareholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting management the discretionary authority to adjourn the special meeting, and any later adjournments of the special meeting, to a date or dates not later than [                ,    ], 2009, to enable our management to solicit additional proxies in favor of the Amendments.

If our shareholders approve the adjournment proposal, management could adjourn the special meeting and any adjourned session of the meeting to a date or dates not later than [                ,     ], 2009 [note: 120 days after record date] and use the additional time to solicit additional proxies in favor of the Amendments, including the solicitation of proxies from shareholders that have previously voted against the Amendments.

Approval of the adjournment proposal will require a majority of votes of holders of existing common stock present in person or represented by proxy at the special meeting.

Our board of directors believes that if the number of shares of our existing common stock voting in favor of the Amendments is greater than the number of shares voted against but is less than the absolute majority of all outstanding shares required, it is in the best interests of the shareholders to enable management, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve it.

Our board of directors unanimously recommends that shareholders vote “FOR” the proposal to grant management the discretionary authority to adjourn the special meeting to a date or dates not later than [                ,     ], 2009.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is related to the Reclassification.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “- Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s website at www.sec.gov.

We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Reclassification. This proxy statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

•	our Annual Reports on Form 10-K for fiscal years ended December 31, 2007 and December 31, 2006, including audited financial information; and

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

We have supplied all information contained in or incorporated by reference in this document relating to the company, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Thomasville Bancshares, Inc., 301 North Broad Street, Thomasville, Georgia, 31792, Attention: Stephen H. Cheney.

By order of the Board of Directors

[                    ], 2008

APPENDIX A

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

THOMASVILLE BANCSHARES, INC.

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

THOMASVILLE BANCSHARES, INC.

I.

The name of the Corporation is Thomasville Bancshares, Inc.

II.

Article II of the Corporation’s Articles of Incorporation shall be deleted in its entirety and replaced with the following text:

The Corporation shall have the authority to issue the following classes of capital stock with the rights, preferences and limitations described below.

(a)        The aggregate number of shares to which the Corporation shall be authorized to issue is twelve million (12,000,000), which shall be divided into ten million (10,000,000) shares of voting common stock, par value $1.00 per share (the “Common Stock”), and two million (2,000,000) shares of Series A Preferred Stock (the “Series A Preferred Stock”), $1.00 par value per share.

(b)        The Series A Preferred Stock shall have the following rights, preferences and designations:

(1)          Rank. The Series A Preferred Stock, with respect to dividend rights and rights of liquidation, dissolution or winding up of the Corporation, ranks senior to the Common Stock and all of the classes and series of equity securities of the Corporation, other than any classes or series of equity securities of the Corporation subsequently issued ranking on a parity with, or senior to, the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the Corporation, as designated by the Board of Directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Corporation, including notes and debentures.

(2)          Voting Rights. Except as provided by law, the holders of the Series A Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a consolidation or merger of the Corporation, a share exchange, or a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety (collectively, a “Change of Control”). On those matters in which the holders of Series A Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Series A Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters, in accordance with the Bylaws of the Corporation, and shall be entitled to vote in such manner as provided by law. Except as provided by law, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

(3)          Dividend Rights. The holders of shares of Series A Preferred Stock shall be entitled to a preference in the distribution of dividends, when, as and if declared by the Board of Directors, and shall receive, out of any assets of the Corporation legally available therefore, dividends in a per-share amount equal to that declared to be paid to the holders of shares of Common Stock on or prior to the payment of any dividends to the holders of shares of Common Stock. The shares of Series A Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration or payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

(4)          Redemption Rights. None.

(5)          Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Preferred Stock shall be entitled to be paid in full (on a per-share basis) the greater of the net book value of the shares of Series A Preferred Stock, as determined under generally accepted accounting principles, or the amount to be paid to the holders of Common Stock. To the extent such payment shall have been made in full to the holders of the Series A Preferred Stock, all other series of preferred stock and any parity stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Preferred Stock, and all other shares on a parity with the Series A Preferred Stock, then the holders of Series A Preferred Stock and all other shares on a parity with the Series A Preferred Stock, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither a Change of Control nor any purchase or redemption of stock of the Corporation, of any class, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, within the meaning of the provisions of this Section (b)(5).

(6)          Convertibility. The Series A Preferred Stock shall automatically convert into shares of the Corporation’s Common Stock, on the basis of one share of Common Stock for each share of Series A Preferred Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control, and the holder entitled to receive the Common Stock, upon conversion of the Series A Preferred Stock, shall be deemed to have converted such shares of Series A Preferred Stock immediately prior to the closing of such Change of Control. If the shares of Series A Preferred Stock shall be converted into Common Stock pursuant to this Section (b)(6), the shares which are converted shall be cancelled and shall not be issuable by the Corporation thereafter.

(7)          Antidilution Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other Corporation, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Series A Preferred Stock.

(8)          Right of First Refusal. Prior to transferring or selling shares of Series A Preferred Stock, a Series A Preferred shareholder must notify the Corporation in writing of the terms of any such proposed transfer or sale, including the terms of any proposed transfer or offer to purchase or to sell such shares, which written notice shall describe the name of the transferee(s) or purchaser(s), the purchase price per share (if applicable), the proposed date of purchase or transfer and such other information as the Corporation may reasonably require. After receiving notice of any proposed transfer or sale of shares of Series A Preferred Stock, the Corporation shall have five business days, either, to request additional information regarding the transfer or sale or to immediately exercise its right of first refusal and repurchase the shares of Series A Preferred Stock that are subject to the proposed transfer or sale, upon the same terms as such proposed transfer or sale. If the Corporation does not exercise its right of first refusal within five business days after the later to occur of (i) the receipt of written notice by the Corporation or (ii) the receipt of additional information requested by the Corporation regarding the proposed transfer or sale, the shareholder may consummate the transfer or sale of the shares of Series A Preferred Stock to the proposed transferee(s) or purchaser(s), upon the terms of the proposed transfer or offer, as described to the Corporation in the written notice. If the proposed transfer or sale of the shares of Series A Preferred Stock is not consummated within 20 business days following the expiration of the Corporation’s right of first refusal, the shareholder must provide a new notice to the Corporation, regarding any proposed transfer or sale, thereby providing to the Corporation a new right of first refusal and new exercise expiration period hereunder, prior to any consummation of any proposed transfer or sale of Series A Preferred

Stock. Any transfer or sale of Series A Preferred Stock, which is not, in the sole discretion of the Corporation, made in accordance with the provisions of this Section (b)(8), shall be void ab initio and shall be given no effect by the Corporation .

(9)          Registration Rights. None.

(10)        No Implied Limitations. Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the Georgia Business Corporation Code, to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Articles of Incorporation of the Corporation.

(11)        General Provisions. In addition to the above provisions with respect to the Series A Preferred Stock, such Series A Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Articles of Incorporation with respect to preferred stock generally.

(12)        Definitions. As used herein with respect to the Series A Preferred Stock, the following terms have the following meanings:

a. The term “parity stock” means all series of preferred stock (including, but not limited to, Series A Preferred Stock) and any other class of stock of the Corporation, hereafter authorized, ranking on a parity with the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

b. The term “junior stock” shall mean the Common Stock and any other class of stock of the Corporation, hereafter authorized, over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(13)        Notices. All notices required or permitted to be given by the Corporation with respect to the Series A Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Preferred Stock at their last addresses, as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice.

III.

The following Article XI shall be, and is hereby, added to the Articles of Incorporation of the Corporation:

“XI.

Upon the filing of these Articles of Amendment with the Secretary of State, each share of Common Stock that is outstanding immediately prior to such filing, which is owned by a shareholder who is the record holder of fewer than 1,500 shares of such Common Stock shall, by virtue of, and effective upon, said filing of these Articles of Amendment, and without any action on the part of the holder thereof, be reclassified, thereupon, as Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of Common Stock so reclassified, which shares of Series A Preferred Stock shall, thereupon, be duly issued and outstanding, fully paid and nonassessable. Each share of Common Stock that is outstanding immediately prior to the filing of these Articles of Amendment, which is owned by a shareholder who is the record holder of 1,500 or more shares of Common Stock, shall not be reclassified hereby and shall continue in existence as a share of Common Stock.”

IV.

These Articles of Amendment were duly adopted by resolutions of the Board of Directors of the Corporation on September 10, 2008, and approved by the shareholders of the Corporation at a special meeting of the shareholders held on December [                    ], 2008, in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code, and shall become effective upon the filing hereof with the Secretary of State of the State of Georgia.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer, this      day of                  2008.

THOMASVILLE BANCSHARES, INC.

By:
Stephen H. Cheney
President and Chief Executive Officer

APPENDIX B

ARTICLE 13 OF THE

GEORGIA BUSINESS CORPORATION CODE

14-2-1301.        Definitions.

As used in this article, the term:

(1)        “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)        “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3)        “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4)        “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5)        “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6)        “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7)        “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)        “Shareholder” means the record shareholder or the beneficial shareholder.

14-2-1302.        Right to dissent.

(a)        A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1)        Consummation of a plan of merger to which the corporation is a party:

(A)        If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i)        The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii)        Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii)        The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B)        If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)        Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)        Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)        An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5)        Any corporate action taken pursuant to a shareholder vote to the extent that Article XI of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)        A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenters’ rights.

(c)        Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)        In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2)        The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.        Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320.        Notice of dissenters’ rights.

(a)        If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b)        If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.         Notice of intent to demand payment.

(a)        If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1)        Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effected; and

(2)        Must not vote his shares in favor of the proposed action.

(b)        A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.        Dissenters’ notice.

(a)        If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b)        The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1)        State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)        Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)        Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)        Be accompanied by a copy of this article.

14-2-1323.        Duty to demand payment.

(a)        A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b)        A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)        A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

14-2-1324.        Share restrictions.

(a)        The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b)        The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.        Offer of payment.

(a)        Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)        The offer of payment must be accompanied by:

(1)        The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)        A statement of the corporation’s estimate of the fair value of the shares;

(3)        An explanation of how the interest was calculated;

(4)        A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5)        A copy of this article.

(c)        If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.        Failure to take action.

(a)        If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)        If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327.        Procedure if shareholder dissatisfied with payment or offer.

(a)        A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)        The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)        The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)        A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c)        If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)        The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)        The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330.        Court action.

(a)        If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)        The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)        The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)        The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e)        Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.        Court costs and counsel fees.

(a)        The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b)        The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)        Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)        Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c)        If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.        Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

Proxy Card

PROXY SOLICITED FOR SPECIAL MEETING

OF SHAREHOLDERS OF

THOMASVILLE BANCSHARES, INC.

To be held on [            ], 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen H. Cheney and Charles H. Hodges, III, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Special Meeting of Shareholders of Thomasville Bancshares, Inc. (the “Company”) to be held on [                    ] [        ].m., local time, on [        ,     ], 2008, at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, and at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the proposals listed below. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment.

1.	For approval of the Amendment to the Articles of Incorporation of Thomasville Bancshares, Inc., authorizing Thomasville Bancshares to issue a new class of preferred stock, designated as Series A Preferred Stock.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	For approval of the Amendment to the Articles of Incorporation of Thomasville Bancshares, Inc., to reclassify the shares of Thomasville Bancshares’ common stock held by holders of record of 1,499 of fewer shares of common stock into Series A Preferred Stock, for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	For approval to adjourn the special meeting, if necessary, to solicit additional proxies.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

UNLESS BOTH PROPOSALS NOS. 1 and 2 ARE APPROVED, NEITHER WILL BE EFFECTED.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

Dated: , 2008	Dated: , 2008

Signature of Shareholder	Signature of Shareholder (if held jointly)

Please Print Name	Please Print Name

NOTE: Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner must sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.